UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12

STEPAN COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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STEPAN COMPANY

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on April 25, 2006

at 9:00 a.m.

To the Stockholders:

Notice is hereby given that the Annual Meeting of Stockholders of STEPAN COMPANY (the “Company”) will be held at the Company’s Administrative and Research Center at Edens Expressway and Winnetka Road, Northfield, Illinois, on Tuesday, April 25, 2006, at 9:00 a.m., for the following purposes:

1.	To elect one Director to the Board.

2.	To approve the adoption of the Stepan Company 2006 Incentive Compensation Plan.

3.	To approve the adoption of the First Amendment to the Stepan Company Directors Deferred Compensation Plan.

4.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for 2006.

5.	To transact such other business as may properly come before the meeting.

The Board of Directors has designated the close of business on February 24, 2006, as the record date for determining holders of 5 1/2% Convertible Preferred Stock and Common Stock entitled to notice of and to vote at the meeting.

Copies of the Company’s Annual Report and the Form 10-K for the year 2005 are enclosed with this notice.

By order of the Board of Directors,

KATHLEEN M. OWENS

    Assistant Secretary

Northfield, Illinois

March 23, 2006

The Board of Directors of the Company extends a cordial invitation to all stockholders to be present at the meeting. Whether or not you plan to attend the meeting, please mark, sign and mail the enclosed proxy card in the return envelope provided as promptly as possible.

March 23, 2006

PROXY STATEMENT

For the Annual Meeting of Stockholders of

STEPAN COMPANY

Edens Expressway and Winnetka Road

Northfield, Illinois 60093

To be held at 9:00 a.m. on April 25, 2006

The enclosed proxy is solicited by the Board of Directors of the Company and the entire expense of solicitation will be borne by the Company. Such solicitation is being made by mail and the Company may also use its Officers and its regular employees to solicit proxies from stockholders personally or by telephone or letter. Arrangements will be made with the brokers, custodians, nominees, or other fiduciaries who so request for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in that connection.

At the close of business on February 24, 2006, the record date for the meeting, there were 575,254 shares of 5 1/2% Convertible Preferred Stock (“Preferred Stock”) outstanding, each share of which is convertible into 1.14175 shares of Common Stock and is entitled to 1.14175 votes on each matter to be voted on at the meeting, and, assuming the Preferred Stock were converted, there would be 9,701,527 shares of Common Stock outstanding, each share of which is entitled to one vote on each matter to be voted on at the meeting.

This proxy statement and proxy are being sent or given to stockholders commencing on or about March 23, 2006. Any proxy given pursuant to this solicitation may be revoked by the stockholder at any time prior to the voting of the proxy.

PRINCIPAL STOCKHOLDERS

As of February 24, 2006, the only persons known to the Company to beneficially own more than five percent of the Company’s Common Stock were the following:

	Number of Shares of Common Stock Beneficially Owned(2)(9)		Total Shares	Percentage of Outstanding Shares of Common Stock
	Voting and/or Investment Power
Name(1)	Sole	Shared
F. Quinn Stepan (4)	1,659,478(6)(7)(10)	522,060(3)	2,181,538	22.4%
Plan Committee for Stepan Company Qualified Plans	933,925(5)(8)		933,925	9.6%
Paul H. Stepan (4)	14,403	522,060(3)	536,463	5.5%
Dimensional Fund Advisors Inc.	488,700(11)		488,700	5.0%

As of February 24, 2006, the only persons known to the Company to beneficially own more than five percent of the Company’s Preferred Stock were the following:

	Number of Shares of Preferred Stock Beneficially Owned(2)				Total Shares	Percentage of Outstanding Shares of Preferred Stock
	Voting and/or Investment Power
Name(1)	Sole		Shared
F. Quinn Stepan (4)	12,812		166,480	(3)	179,292	31.1%
Paul H. Stepan (4)	4,193		166,480	(3)	170,673	29.6%
Plan Committee for Stepan Company Qualified Plans	96,728	(5)(8)			96,728	16.8%
Mary Louise Wehman (4)	89,684				89,684	15.5%
John Stepan (4)	76,872				76,872	13.3%
Charlotte Stepan Shea (4)	35,244				35,244	6.1%

(1)	Except as otherwise set forth herein, the address of all persons named is Stepan Company, Edens Expressway and Winnetka Road, Northfield, Illinois 60093.
(2)	Represents number of shares beneficially owned as of February 24, 2006. Number of shares owned includes shares held by the spouses of F. Quinn Stepan and Paul H. Stepan and shares held by the persons listed in the table, as trustee or custodian for the benefit of children and family members where the trustee or custodian has voting or investment power.
(3)	F. Quinn Stepan and Paul H. Stepan are managing partners of a family-owned limited partnership which is the sole general partner in another family-owned limited partnership which owns 288,727 shares of Common Stock and 166,480 shares of Preferred Stock. The shares owned by the partnership are included in the tables for both F. Quinn Stepan and Paul H. Stepan.
(4)	F. Quinn Stepan, Paul H. Stepan, John Stepan, Mary Louise Wehman and Charlotte Stepan Shea are the children of the late Mary Louise Stepan and the late Alfred C. Stepan, Jr.
(5)	The members of the Plan Committee are Michael R. Gumkowski, James E. Hurlbutt and F. Quinn Stepan, Jr., all of whom are employees of the Company.
(6)	Includes 5,316 shares of Common Stock allocated to F. Quinn Stepan under the Employee Stock Ownership Plan.
(7)	Includes 318,432 shares which F. Quinn Stepan has the right to acquire within 60 days through the exercise of stock options granted pursuant to the Company’s stock option plans.
(8)	Represents shares held by Frank Russell Trust Company (“Frank Russell”) as Trustee for the Company’s Trust for Qualified Plans and Profit Sharing Plan Trust. Frank Russell is also the Trustee for the Company’s Employee Stock Ownership Plan. Frank Russell expressly denies any beneficial ownership in the securities of these plans.
(9)	Includes the number of shares of Common Stock which the specified person has the right to acquire by conversion of Preferred Stock beneficially owned by such person.
(10)	Includes 235,888 shares of Common Stock credited to F. Quinn Stepan’s stock account under the 1992 Management Incentive Plan. Under the 1992 Management Incentive Plan, amounts credited to an employee’s stock account at termination of his employment may be paid in Common Stock at the employee’s election.
(11)	Dimensional Fund Advisors Inc. (“Dimensional”), 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds”. In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over 488,700 shares of Company stock as of December 31, 2005. These shares are owned by the Funds. Dimensional disclaims beneficial ownership of all such shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder require the Company’s Officers and Directors, and persons who own more than 10 percent of the Company’s Common Stock or Preferred Stock, to file reports of beneficial ownership and changes in beneficial ownership of the Common Stock or Preferred Stock with the Securities and Exchange Commission, the New York Stock Exchange, the Chicago Stock Exchange and the Company. Based solely upon a review of the copies of such forms received by it during or with respect to its most recent fiscal year, or written representations from certain reporting persons, the Company believes that Frank Pacholec, an Officer, filed one late report of four transactions and Anthony J. Zoglio, an Officer, filed one late report of one transaction.

Certain Relationships and Related Transactions

Mr. Paul H. Stepan (brother of F. Quinn Stepan and uncle of F. Quinn Stepan, Jr.) served as a Director of the Company until his resignation effective February 14, 2006. Mr. Paul H. Stepan was hired as an attorney with the law firm of McGuireWoods LLP (“McGuireWoods”) on December 19, 2005. During 2005, the Company retained McGuireWoods to perform legal services for the Company in the amount of $635. The amount of legal fees paid by the Company to McGuireWoods in 2005 does not exceed five percent of McGuireWoods’ gross revenues for McGuireWoods’ last full fiscal year. The Company did not retain McGuireWoods for any legal services prior to 2005. The Company has retained McGuireWoods in 2006 and has incurred approximately $125,000 in fees for legal services performed through January 31, 2006. It is anticipated that the amount of legal fees paid by the Company to McGuireWoods in 2006 will not exceed five percent of McGuireWoods’ gross revenues for McGuireWoods’ next full fiscal year. The Audit Committee waived the conflict of interest provisions of the Company’s Code of Conduct to permit the retention of McGuireWoods and approved the related party aspect of the Company’s retention of McGuireWoods.

Mr. John Stepan (brother of F. Quinn Stepan and Paul H. Stepan and uncle of F. Quinn Stepan, Jr.) serves as a consultant for Hub International of Illinois Limited and an affiliate (“HUB”). HUB serves as an insurance broker for the Company to place various types of insurance coverage, including employee benefit policies, non-employee benefit policies and surety bonds. As the broker, HUB receives commissions for premiums paid by the Company for this insurance coverage. In 2005, the Company paid $655,554 in premiums for this insurance coverage, and HUB received $105,197 in commissions for these premiums. In 2005, HUB paid John Stepan $12,540 in fees for insurance coverage placed by HUB for the Company and $4,933 in commissions for certain insurance policies. The Audit Committee waived the conflict of interest provisions of the Company’s Code of Conduct to allow HUB to serve as an insurance broker for the Company and approved the related party aspect of the Company’s retention of HUB.

Compensation Committee Interlocks and Insider Participation

None.

ELECTION OF DIRECTORS

The persons named in the enclosed Proxy will vote for the election of the nominees named below as Directors of the Company to hold office until the Annual Stockholders’ Meeting to be held in the year 2009. The Board of Directors recommends that the stockholders vote FOR the election of the one nominee.

Under the Company’s Certificate of Incorporation and By-laws, Directors are elected by a plurality of the voting power of the shares of Preferred Stock and Common Stock present in person or represented by proxy at the meeting and entitled to vote, voting together as a single class. The outcome of the election will not be affected by shares that withhold authority to vote in the election.

In the event the nominee shall be unable to serve as Director, votes will be cast, pursuant to the authority granted in the enclosed Proxy, for such person or persons as may be designated by the Board of Directors. The Board of Directors at this time is not aware of any nominee who is or will be unable to serve as Director, if elected.

Nominees For Director

The following table sets forth certain information about the sole nominee for Director:

Name of Nominee	Principal Occupation and Business Experience During the Past Five Years, Other Directorships and Age	Year of First Election as Director	Number and Percent of Shares of Common Stock Beneficially Owned (1)
Robert D. Cadieux	Private Investor. From 1993 to January 1995, President and Chief Executive Officer of Air Liquide America Corporation, a manufacturer of industrial gases. From 1991 to 1993, Executive Vice President of Amoco Corporation. From 1983 to 1991, President of Amoco Chemical Company. Trustee of Illinois Institute of Technology. Age—68	1992	39,694(2) (3)	*

* Less than one percent of outstanding shares.

(1)	Represents number of shares beneficially owned as of February 24, 2006. Number of shares includes shares owned by the spouse of a Director and shares held by a Director or their spouse as trustee or custodian for the benefit of children and family members where the trustee or custodian has voting or investment power.
(2)	Includes 6,086 shares that such Director has the right to acquire within 60 days through the exercise of stock options granted pursuant to the Company’s stock option plans.
(3)	Includes 571 shares that such Director will acquire upon termination of service on the Board of Directors pursuant to the First Amendment to the Stepan Company Directors Deferred Compensation Plan, subject to stockholder approval.

Directors Whose Terms Continue

The following table sets forth certain information about those Directors who are not up for reelection as their respective term of office does not expire this year:

Name of Director	Principal Occupation and Business Experience During the Past Five Years, Other Directorships and Age	Year of First Election as Director	Term Expires	Number and Percent of Shares of Common Stock Beneficially Owned(1)
Thomas F. Grojean	Chairman, Chief Executive Officer and sole owner of Grojean Transportation since 1990. Chairman and Chief Executive Officer of Burlington Motor Carriers, Inc. from 1996 to 2002. Both firms are nationwide truckload freight carriers. Burlington Motor Carriers, Inc. filed for Chapter 11 bankruptcy protection in July 2001. Age—67	1977	2008	33,473(2) (3)	*

Robert G. Potter	Private Investor. Chairman and Chief Executive Officer of Solutia Inc., the former chemical businesses of Monsanto Company, from 1997 to 1999. Chief Executive of the chemical businesses of Monsanto Company from 1986 to 1997. Executive Vice President of Monsanto Company from 1990 to 1997 and an Advisory Director of Monsanto Company from 1986 to 1997. Director of Arch Coal Inc. Director of several private companies. Age—66	1995	2007	19,770(2) (3)	*

F. Quinn Stepan	Chairman of the Company since November 1984. Chief Executive Officer of the Company from November 1984 to December 2005. Age—68	1967	2007	2,181,538(4) (5) (6) (7) (8)	22.4%

F. Quinn Stepan, Jr.	President and Chief Executive Officer of the Company since January 2006. President and Chief Operating Officer of the Company from February 1999 to December 2005. Director of Follett Corporation since February 2005. Age—45	1999	2008	1,332,281(9) (10)	13.7%

Edward J. Wehmer	President and Chief Executive Officer of Wintrust Financial Corporation, a financial services company, since May 1998. Prior to May 1998, President and Chief Operating Officer of Wintrust Financial Corporation since its formation in 1996. Director of Wintrust Financial Corporation since 1996. Involved in several charitable and fraternal organizations. Age—51	2003	2007	3,071(3)	*

*Less than one percent of outstanding shares.

(1)	See Note (1) to table under Nominees for Director.
(2)	Includes 6,086 shares that such Director has the right to acquire within 60 days through the exercise of stock options granted pursuant to the Company’s stock option plans.
(3)	Includes 571 shares that such Director will acquire upon termination of service on the Board of Directors pursuant to the First Amendment to the Stepan Company Directors Deferred Compensation Plan, subject to stockholder approval.

(4)	See Note (3) to tables under Principal Stockholders.
(5)	See Note (6) to tables under Principal Stockholders.
(6)	See Note (7) to tables under Principal Stockholders.
(7)	See Note (9) to tables under Principal Stockholders.
(8)	See Note (10) to tables under Principal Stockholders.
(9)	Includes all shares deemed beneficially owned by the Plan Committee, of which Michael R. Gumkowski, James E. Hurlbutt and F. Quinn Stepan, Jr. are members and employees of the Company. The Plan Committee selects the investment manager of the Stepan Company Trust for Qualified Plans and Profit Sharing Plan Trust under the terms of a Trust Agreement effective August 1, 2003, with Frank Russell Trust Company. See Principal Stockholders.
(10)	Includes 240,814 shares that F. Quinn Stepan, Jr. has the right to acquire within 60 days through the exercise of stock options granted pursuant to the Company’s stock option plans, 1,246 shares allocated to F. Quinn Stepan, Jr. under the Employee Stock Ownership Plan, and 26,524 shares credited to F. Quinn Stepan, Jr.’s stock account under the 1992 Management Incentive Plan. F. Quinn Stepan, Jr. is the son of F. Quinn Stepan and the nephew of Paul H. Stepan.

Family Relationships

F. Quinn Stepan, Jr. is the son of F. Quinn Stepan.

Stock Ownership of Directors and Officers

The following table sets forth, as of the close of business on February 24, 2006, the stock ownership of those Officers listed in the Compensation Table who are not Directors and the stock ownership of Directors and Officers as a group on such date:

Name	Number and Percent of Shares of Common Stock Beneficially Owned(1)
John V. Venegoni	94,834	(2)	*
Anthony J. Zoglio	72,321	(3)	*
Robert J. Wood	65,950	(4)	*
All Directors and Officers (5)	3,969,708		40.9%

* Less than one percent of outstanding shares.

(1)	Number of shares for each Officer (and Directors and Officers as a group) includes (a) shares owned by the spouse of the Director or Officer and shares held by the Director or Officer or his spouse as trustee or custodian for the benefit of children and family members where the trustee has voting or investment power and (b) shares of Common Stock which may be acquired within 60 days through the exercise of stock options granted pursuant to the Company’s stock option plans or conversion of Preferred Stock.
(2)	Includes 1,191 shares allocated to John V. Venegoni under the Employee Stock Ownership Plan, 74,481 shares that John V. Venegoni has the right to acquire under the Company’s stock option plans, and 11,573 shares credited to John V. Venegoni’s stock account under the 1992 Management Incentive Plan.
(3)	Includes 466 shares allocated to Anthony J. Zoglio under the Employee Stock Ownership Plan, 53,621 shares that Anthony J. Zoglio has the right to acquire under the Company’s stock option plans, and 7,673 shares credited to Anthony J. Zoglio’s stock account under the 1992 Management Incentive Plan.
(4)	Includes 1,223 shares allocated to Robert J. Wood under the Employee Stock Ownership Plan, 49,608 shares that Robert J. Wood has the right to acquire under the Company’s stock option plans, and 11,886 shares credited to Robert J. Wood’s stock account under the 1992 Management Incentive Plan.
(5)

As of February 24, 2006, all Directors and Officers as a group beneficially owned 179,292 shares of Preferred Stock, which represented 31% of the outstanding Preferred Stock and were convertible into 204,706 shares (2.1%) of Common Stock. As of February 24, 2006, Company-employed Directors and

Officers as a group had the right to acquire 830,200 shares of Common Stock under stock options exercisable within 60 days, 11,977 shares of Common Stock were allocated to Company-employed Directors and Officers under the Employee Stock Ownership Plan, and 302,080 shares of Common Stock were credited to stock accounts of Company-employed Directors and Officers under the 1992 Management Incentive Plan.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Corporate Governance Guidelines and Code of Conduct

The Company is committed to having sound corporate governance principles. The Company’s Corporate Governance Guidelines and Code of Conduct are available at http://www.stepan.com, under “Investors – Corporate Governance.” Stockholders may also request a free printed copy of the Company’s Corporate Governance Guidelines and Code of Conduct by contacting the Company’s Secretary at Stepan Company, Secretary’s Office, Edens Expressway and Winnetka Road, Northfield, Illinois 60093.

Board of Directors and Committee Meetings

During 2005, there were five regular meetings of the Board of Directors. During 2005, all of the Directors attended greater than 75 percent of the total number of meetings of the Board of Directors and meetings of committees of the Board of Directors of which such Director was a member. The Company does not have a formal policy regarding Director attendance at the Company’s Annual Meeting of Stockholders. All Directors attended the 2005 Annual Meeting of Stockholders and plan to attend the 2006 Annual Meeting of Stockholders. The Company’s Board of Directors has a standing Audit Committee, Compensation and Development Committee, and Nominating and Corporate Governance Committee.

On February 13, 2006, Mr. Paul H. Stepan, a Company Director, resigned from the Board of Directors effective February 14, 2006. Mr. Robert D. Cadieux is a current Company Director who was previously elected by the stockholders. Mr. Cadieux’s term expires in 2006. The nomination for Mr. Cadieux to stand for election at the 2006 Annual Meeting of Stockholders has been reviewed and approved by the Nominating and Corporate Governance Committee.

•	Audit Committee

The Board of Directors has an Audit Committee, which held eight meetings in 2005. The functions of the Audit Committee include annual selection and engagement of the independent registered public accounting firm, meeting with the independent registered public accounting firm before the year-end audit to review the proposed fees and scope of work of the audit, meeting with the independent registered public accounting firm at the completion of the year-end audit to review the results of the audit and internal controls over financial reporting, meeting with the independent registered public accounting firm quarterly prior to the Company’s filing of its report on Form 10-Q, review of the independent registered public accounting firm’s memorandum setting forth findings and suggestions regarding internal controls, financial policies and procedures and management’s response thereto, review of the internal audit program of the Company, review of unusual or significant financial transactions and preparation of an Audit Committee report as required by the Securities and Exchange Commission to be included in this proxy statement. The members of the Audit Committee in 2005 were Messrs. Cadieux (Chairman), Grojean, Potter and Wehmer, all of whom are outside independent directors as defined under the rules of the New York Stock Exchange and described below under “Director Independence.” Mr. Wehmer is qualified as the Audit Committee’s financial expert within the meaning of the Securities and Exchange Commission regulations. In addition, the Board of Directors has determined that Mr. Wehmer has accounting and related financial management expertise within the meaning of the rules of the New York Stock Exchange. None of the Audit Committee members serve on the audit committee of more than two public companies.

The report of the Audit Committee is included in this proxy statement. The charter of the Audit Committee was amended in 2005 and subsequently adopted by the full Board of Directors. The charter of the Audit Committee is available at http://www.stepan.com, under “Investors – Corporate Governance” and is also included herein as Appendix A. Stockholders may also request a free printed copy of the charter by contacting the Company’s Secretary at Stepan Company, Secretary’s Office, Edens Expressway and Winnetka Road, Northfield, Illinois 60093.

•	Compensation and Development Committee

The Board of Directors has a Compensation and Development Committee, which held three meetings in 2005. The functions of the Compensation and Development Committee include reviewing the salaries of the Officers of the Company each year, adjusting them as appropriate, approving all management incentive awards, approving proposals for granting of stock options and preparing a Compensation and Development Committee report as required by the Securities and Exchange Commission to be included in this proxy statement. The members of the Compensation and Development Committee in 2005 were Messrs. Cadieux, Grojean (Chairman), Potter and Wehmer, all of whom are outside independent directors as defined under the rules of the New York Stock Exchange and described below under “Director Independence.”

The report of the Compensation and Development Committee is included in this proxy statement. The charter of the Compensation and Development Committee is available at http://www.stepan.com, under “Investors – Corporate Governance.” Stockholders may also request a free printed copy of the charter by contacting the Company’s Secretary at Stepan Company, Secretary’s Office, Edens Expressway and Winnetka Road, Northfield, Illinois 60093.

•	Nominating and Corporate Governance Committee

The Board of Directors has a Nominating and Corporate Governance Committee, which held three meetings in 2005. The functions of the Nominating and Corporate Governance Committee include assisting the Board by identifying individuals qualified to become Board members and recommending to the Board the director nominees for the next annual meeting of stockholders, developing and recommending to the Board the guidelines for Corporate Governance applicable to the Company, leading the Board in its annual review of the Board’s performance, and recommending to the Board director nominees for each committee. The members of the Nominating and Corporate Governance Committee are Messrs. Cadieux, Grojean, Potter (Chairman) and Wehmer, all of whom are outside independent directors as defined under the rules of the New York Stock Exchange and described below under “Director Independence.” The charter of the Nominating and Corporate Governance Committee is available at http://www.stepan.com, under “Investors – Corporate Governance.” Stockholders may also request a free printed copy of the charter by contacting the Company’s Secretary at Stepan Company, Secretary’s Office, Edens Expressway and Winnetka Road, Northfield, Illinois 60093.

The policy of the Nominating and Corporate Governance Committee is to consider properly submitted stockholder nominations for candidates for membership on the Board of Directors. In evaluating such nominations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board to address the membership criteria. Any stockholder nominations proposed for consideration by the Nominating and Corporate Governance Committee should include the nominee’s name and qualifications for Board membership and be addressed to Nominating and Corporate Governance Committee Chairman, c/o Secretary’s Office, Stepan Company, Edens Expressway and Winnetka Road, Northfield, Illinois 60093. The Secretary delivers all correspondence to the Nominating and Corporate Governance Committee Chairman without first screening the correspondence.

The Corporate Governance Guidelines contain Board membership criteria that apply to nominees recommended by the Nominating and Corporate Governance Committee for a position on the Board of Directors. Under these criteria, members of the Board should possess qualities that include strength of character, an inquiring and independent mind, practical wisdom and mature judgment. In addition to these qualities, the nominees should also possess recognized achievement, an ability to contribute to some aspect of the Company’s business, and the willingness to make the commitment of time and effort required of a Company director. The Nominating and Corporate Governance Committee’s process for identifying and evaluating nominees for director includes recommendations by stockholders, non-management directors and executive officers, a review and background check of specific candidates, an assessment of the candidate’s independence under the criteria described above and interviews of director candidates by the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee’s evaluation of a nominee recommended by a stockholder would consider the factors described above, as well as any of the general criteria previously described in this section.

The Nominating and Corporate Governance Committee reports annually to the Board of Directors on an assessment of the Board’s performance. The Chairman of the Nominating and Corporate Governance Committee initially discusses the assessment with the Chairman, and if desired by any director, the assessments are discussed at the Executive Sessions of the non-management directors. The assessment is of the Board’s contribution in its entirety and reviews areas in which the Board and/or management believe a stronger contribution could be made. The Nominating and Corporate Governance Committee is responsible for evaluating the performance of current Board members at the time they are considered for re-nomination to the Board.

Director Independence

For purposes of determining director independence, the Company has adopted the following standards in compliance with the New York Stock Exchange director independence standards as currently in effect. No director qualifies as “independent” unless the Board of Directors affirmatively determines that the director has no material relationship with the Company or any of its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company or any of its subsidiaries). In addition, a director is not independent if:

•	The director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer of the Company;

•	The director has received, or an immediate family member has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	(A) The director or an immediate family member is a current partner of a firm that is the Company’s internal or external independent registered public accounting firm; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time;

•	The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on its compensation committee; or

•	The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

Under the New York Stock Exchange rules and the Company’s Corporate Governance Guidelines, at least a majority of the Company’s directors must meet the independence standards set forth above. The Board of Directors has determined that each of Robert D. Cadieux, Thomas F. Grojean, Robert G. Potter and Edward J. Wehmer (each of whom are members of the Audit Committee, the Compensation and Development Committee, and the Nominating and Corporate Governance Committee) has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and is independent within the aforementioned standards. Mr. F. Quinn Stepan and Mr. F. Quinn Stepan, Jr. could not be deemed independent under the rules of the New York Stock Exchange because during 2005 Mr. F. Quinn Stepan was the Chairman and Chief Executive Officer of the Company and Mr. F. Quinn Stepan, Jr. was the President and Chief Operating Officer of the Company. Currently, Mr. F. Quinn Stepan is the Chairman and Mr. F. Quinn Stepan, Jr. is the President and Chief Executive Officer of the Company.

Executive Sessions

Executive Sessions of non-management directors will be held at least two times per year. At least one of the Executive Sessions each year will be limited to independent directors as defined under the rules of the New York Stock Exchange. In 2005, five Executive Sessions were held by the independent directors and chaired by Mr. Potter. The Executive Sessions are scheduled and chaired by the Chairman of the Nominating and Corporate Governance Committee. In 2006, the Chairman of the Nominating and Corporate Governance Committee is Mr. Potter. Any non-management director can request that an additional Executive Session be scheduled. A stockholder may communicate with the Chairman of the Nominating and Corporate Governance Committee by writing to him, c/o Secretary’s Office, Stepan Company, Edens Expressway and Winnetka Road, Northfield, Illinois 60093. The Secretary delivers all correspondence to the Nominating and Corporate Governance Committee Chairman without first screening the correspondence.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth a summary of the compensation of the Chief Executive Officer and the four other most highly compensated executive officers of the Company for the years indicated.

		Annual Compensation		Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus	Awards of Options	All Other Compensation(1)
F. Quinn Stepan Chairman and CEO(2)	2005 2004 2003	$583,667 567,000 563,667	$154,613 0 0	-0- 68,203 shs -0-	$15,411 3,962 3,874

F. Quinn Stepan, Jr. President and COO(2)	2005 2004 2003	$421,667 405,000 402,500	$111,699 0 0	-0- 48,716 shs -0-	$9,115 929 908

John V. Venegoni Vice President and General Manager-Surfactants	2005 2004 2003	$256,500 249,000 247,500	$61,129 31,196 9,900	-0- 14,975 shs -0-	$5,885 905 897

Anthony J. Zoglio Vice President-Supply Chain	2005 2004 2003	$242,333 229,000 227,500	$72,569 48,090 48,685	-0- 13,773 shs -0-	$5,047 373 365

Robert J. Wood Vice President and General Manager-Polymers	2005 2004 2003	$218,000 208,000 206,667	$79,369 74,880 38,895	-0- 12,510 shs -0-	$5,167 912 892

(1)	For 2005, represents awards under the Company’s Employee Stock Ownership Plan (“ESOP”) of dividends on shares in each listed individual’s ESOP account as follows: Mr. Stepan: $4,140; Mr. Stepan, Jr.: $970; Mr. Venegoni: $928; Mr. Zoglio: $363 and Mr. Wood: $953. Amounts listed for 2005 include awards for ESOP and the Company Profit Sharing Plan (“Profit Sharing”) in the amount of $4,060 as well as awards under the Company’s Supplemental Profit Sharing Plan as follows: Mr. Stepan: $7,211; Mr. Stepan, Jr.: $4,085; Mr. Venegoni: $897; Mr. Zoglio: $624; and Mr. Wood: $154. There were no contributions made to Profit Sharing for 2003 or 2004.

(2)	As of January 1, 2006, F. Quinn Stepan resigned as Chief Executive Officer and F. Quinn Stepan, Jr. was appointed President and Chief Executive Officer.

The following table provides information concerning exercises of stock options during 2005 and as to option values at year-end.

2005 Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at 2005 Year-End Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at 2005 Year-End Exercisable/Unexercisable
F. Quinn Stepan	65,250	$446,962	318,432/0 shs	$1,203,739/0
F. Quinn Stepan, Jr.	12,000	$84,000	240,814/0 shs	$939,973/0
John V. Venegoni	0	-0-	74,481/0 shs	$245,300/0
Anthony J. Zoglio	0	-0-	53,621/0 shs	$169,610/0
Robert J. Wood	0	-0-	49,608/0 shs	$158,306/0

The following table provides information as of December 31, 2005, about the Company’s securities which may be issued under the Company’s existing equity compensation plans, all of which have been approved by the stockholders.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,340,719	$23.89	173,956
Equity compensation plans not approved by security holders	None	None	None

Total	1,340,719	$23.89	173,956

Directors’ Fees

Directors who are not also employees of the Company are currently being paid an annual Director’s fee of $44,400 plus $1,500 for attendance at each Board of Director meeting and $1,000 for attendance at each Board of Director Committee meeting. In addition, the Chairman of the Audit Committee of the Board of Directors is paid an annual fee of $10,000, and all other Board of Director Committee Chairmen are each paid an annual fee of $5,000. No fees are paid to Directors who are also employees of the Company. Under the Company’s 1965 Directors’ Deferred Compensation Plan, restated in 1992, (the “Plan”), the Company has entered into agreements with certain of its Non-Employee Directors under which a Director, at his election, may defer receipt of his Director’s fees and such deferred fees are (i) used to purchase shares of the Company’s Common Stock and such shares and future distributions thereon are allocated to the Director’s account, (ii) credited to the Stepan Company Deferred Income Account, (iii) used to purchase shares of selected publicly-traded mutual funds or (iv) divided equally between the purchase of shares of the Company’s Common Stock, the Stepan Company Deferred Income Account and shares of selected publicly-traded mutual funds. Funds in the Stepan Company Deferred Income Account may not be used to purchase shares of the Company’s Common Stock, but they earn interest at the same rate as bonds with a maturity of ten years. At the election of a Director, deferred payments may be made in shares of Company Common Stock or cash based on the fair market value of the Director’s account at distribution, which commences, depending upon the terms of the agreement with the particular Director, upon retirement as a Director or from active or professional life or at any time between ages 60 to 70, with payments being made periodically over a period of five to ten years. On February 14, 2006, the Board of Directors, subject to stockholder approval, approved an amendment to the Plan which added a new section to provide for the non-elective grant to Non-Employee Directors of an annual stock award of $15,000 (“Annual Stock Award”) to be granted at the Company’s February 2006 Compensation and Development Committee meeting and at every February Compensation and Development Committee meeting thereafter. The number of shares credited to the Annual Stock Award shall be determined by dividing $15,000 by the average of the opening and closing price of Common Stock on the day of the grant of the Annual Stock Award. No transfer of any Annual Stock Award to any other account shall be allowed at any time and the Annual Stock Award shall be payable to the Non-Employee Director upon termination of service on the Board of Directors, in a single lump sum payment, and shall be made only in shares of Common Stock.

In addition, the 2000 Stock Option Plan provides for the granting of a stock option, as of the date of the annual meeting of the Company’s stockholders in calendar years 2006 and 2008, to each Non-Employee Director serving as a Director of the Company on such date to purchase the number of shares of Common Stock determined by dividing the Non-Employee Director’s annual retainer fee for the applicable year by the fair market value of a share of Common Stock on the date of the grant. The exercise price of each share of Common Stock under a stock option granted to a Non-Employee Director will be equal to the fair market value of a share of Common Stock on the date of the grant or, if greater, par value. The exercise price may be paid, upon exercise, in cash, in shares of Common Stock or in any combination of cash or Common Stock as the Non-Employee Director completes two continuous years of service as a Non-Employee Director following the date of the grant, but not more than ten years after the date of the grant. The 2000 Stock Option Plan sets forth restrictions upon the exercise of stock options by Non-Employee Directors upon termination of their service by reason of death, disability, retirement or otherwise. If stockholders approve the Company’s 2006 Incentive Compensation Plan, the 2006 and 2008 grants will be made under that plan.

The Company has a non-qualified, non-funded retirement income plan for the benefit of the Non-Employee Directors (the “Director Retirement Plan”). The Director Retirement Plan provides for a benefit after ten years of service of 50 percent of the annual Director’s fee at retirement plus two percent for each year served on the Board in excess of ten years with a maximum 25 years credit in excess of ten years. Effective December 31, 2005, the Director Retirement Plan was amended to provide that no other individual shall become a participant in the Director Retirement Plan and all benefit accruals shall cease. Those Non-Employee Directors who were eligible to receive benefits under the Director Retirement Plan as of December 31, 2005, will receive said benefits. Benefits commence at 70 years of age.

Finally, the Board of Directors approved a new Director Stock Ownership Policy which requires each Non-Employee Director to own a minimum of Company stock approximating three times their annual Director’s fee paid by the Company. The Board approved a five-year time frame for the Non-Employee Directors to acquire the requisite amount of Company stock.

Retirement Plans

The Company has a non-contributory retirement plan (the “Retirement Plan”) covering all salaried employees that provides for a maximum pension benefit equal to 50 percent of the employee’s average base compensation, reduced by an amount equal to 50 percent of the employee’s primary Social Security benefit at age 65, for employees with 30 years of service who retire at or after age 63. Base compensation is computed on the average base salary for the five highest consecutive earnings years during the last ten years prior to retirement. The amount of salary taken into account for any year is subject to certain limitations contained in the Internal Revenue Code ($210,000 in 2005, to be indexed in future years for inflation in accordance with IRS regulations, and subject to certain transition rules for prior years in which greater amounts of salary were permitted to be taken into account). The Company also has a non-qualified supplemental retirement plan (the “SERP”) for designated executives. The SERP replaces benefits under the qualified plan that would otherwise be denied due to Internal Revenue Code limits on qualified plan benefits. The following table sets forth the maximum annual retirement income payable under the Retirement Plan and the SERP, prior to reduction by an amount equal to 50 percent of projected age 65 Social Security benefits, at age 63 for indicated salaries and lengths of service.

Pension Plan Table

	Years of Service
Base Salary	15	20	25	30
$200,000	50,000	66,667	83,333	100,000
300,000	75,000	100,000	125,000	150,000
400,000	100,000	133,333	166,667	200,000
500,000	125,000	166,667	208,333	250,000
600,000	150,000	200,000	250,000	300,000

In addition, on February 14, 2006, the Board of Directors approved pension plan changes that will take effect July 1, 2006, and will impact participants in the Company’s U.S. salaried workforce and certain participants in the U.S. hourly workforce. The Compensation and Development Committee of the Board of Directors, which is composed entirely of independent directors, recommended that the Board of Directors approve these pension plan changes.

The pension plan changes are as follows: (i) the Company will freeze its non-union defined benefit pension plan effective June 30, 2006, and replace it with a defined contribution plan having a fixed Company contribution rate of four percent of base salary, and (ii) certain longer service employees will be eligible for a supplemental contribution from the Company for up to five years which will be based on replacing a portion of the estimated future benefit from the pension plan, offset by the estimated future contributions from the new defined contribution plan. Employees will still be eligible to make their own contributions to the Company’s 401(k) Income Savings Plan to help provide for their own retirement income, and investment selection for the defined contribution assets will be made by the employee, as is the case with the current 401(k) Income Savings Plan. The Company intends to seek similar plan changes for the remaining U.S. workforce as collective bargaining agreements are renegotiated. The changes have no impact on current U.S. retirees/former employees with vested benefits or employees who terminate or retire on or before June 30, 2006.

The years of credited service and the 2005 base salary (determined without regard to the limitation imposed by the Internal Revenue Code) for each of the Officers named in the cash compensation table are as follows:

Name of Individual	Years of Credited Service	Base Salary
F. Quinn Stepan	44	$583,667
F. Quinn Stepan, Jr.	20	421,667
John V. Venegoni	22	256,500
Anthony J. Zoglio	14	242,333
Robert J. Wood	25	218,000

STOCK PERFORMANCE GRAPH

The following stock performance graph compares the yearly change since December 31, 2000, in cumulative return on the Common Stock of the Company on a dividend reinvested basis to the Dow Jones Chemical Industry Index and the Russell 2000 Index. The Dow Jones Chemical Industry Index is a market-capitalization weighted grouping of 34 chemical companies, including major manufacturers of both basic and specialty products. Stepan Company is not included in the Dow Jones Chemical Industry Index. The Russell 2000 Index is a market-capitalization weighted grouping of 2,000 small to medium sized companies in a broad range of industries. Stepan Company was a part of the Russell 2000 Index during 2005. The graph assumes $100 was invested on December 31, 2000, and shows the cumulative total return as of each December 31 thereafter.

Cumulative Value at December 31*

	December 31
	2000	2001	2002	2003	2004	2005
Stepan Company	$100.00	$105.65	$111.88	$118.43	$116.06	$132.41
Dow Jones Chemical Industry Index	$100.00	$99.70	$96.42	$119.34	$140.86	$138.94
Russell 2000 Index	$100.00	$102.49	$81.50	$120.01	$142.01	$148.47

*	Assumes $100.00 invested on December 31, 2000, in Stepan Company Common Stock, Dow Jones Chemical Industry Index and Russell 2000 Index.

APPROVAL OF

STEPAN COMPANY 2006 INCENTIVE COMPENSATION PLAN

Background

The Board of Directors recommends that the stockholders approve the Stepan Company 2006 Incentive Compensation Plan (the “Incentive Plan”), which was adopted by the Board of Directors on March 3, 2006, subject to stockholder approval. The Incentive Plan would be effective when approved by the stockholders. A copy of the Incentive Plan is included as Appendix B and the following description is qualified in its entirety by reference to said Appendix B.

The Board of Directors believes that the Incentive Plan will promote the long term financial interests of the Company by attracting and retaining executive, managerial and key employees and directors of outstanding ability, by providing a competitive compensation program, and by furthering the identity of interests of participants with those of the Company’s stockholders.

The Incentive Plan

Subject to adjustments described below, the Incentive Plan authorizes the award of 1,000,000 shares of the Company’s Common Stock (which is designated for the Incentive Plan as the “Stock”) for Stock Options, Stock Appreciation Rights, Stock Awards and Performance Grants (collectively referred to as “Awards”). Shares issuable under the Incentive Plan may be either authorized and unissued shares or treasury shares (including, in the discretion of the Board of Directors, shares purchased in the market) of Stock. If any Awards made under the Incentive Plan expire, terminate, or are canceled or settled in cash without the issuance of shares of Stock covered by the Award, those shares will be available for future awards under the Incentive Plan. Shares withheld for taxes, shares tendered to pay the purchase price of Stock Options and shares purchased by the Company in the market shall not be added to the shares available for issuance. Awards are not transferable except by will or the laws of descent and distribution or as provided for by the Compensation and Development Committee of the Board of Directors (the “Committee”). Upon approval of the Incentive Plan by the Company’s stockholders, no additional grants of awards may be made under the Stepan Company 2000 Stock Option Plan (the “2000 Plan”). As of March 3, 2006, there were 35,335 shares available to be issued under the 2000 Plan.

Administration

The authority to administer the Incentive Plan is vested in the Committee. None of the members of the Committee is eligible to receive Awards under the Incentive Plan except for Non-Employee Director Awards (described below). Subject to the terms of the Incentive Plan and except for Non-Employee Director Awards, the Committee has the authority to select employees to receive Awards, to determine the time and type of Awards, the number of shares covered by the Awards, and the terms and conditions of such Awards. In making such determinations, the Committee may take into account the employee’s contribution and potential contribution to the Company and any other factors the Committee considers relevant. The recipient of an Award has no choice whether the Award will be in the form of a Stock Option, Stock Appreciation Right, Stock Award or Performance Grant. The Committee is authorized, in its sole discretion, to make awards of Awards as described more fully below. The Committee is authorized to establish rules and regulations and make all other determinations that may be necessary or advisable for the administration of the Incentive Plan.

Participation

Participants in the Incentive Plan will consist of Non-Employee Directors and such executive, managerial and key employees of the Company as the Committee may select from time to time. In view of the discretionary authority vested in the Committee and the variable elements in the calculation of Non-Employee Director Awards, it is not possible to estimate the number of shares that may be subject to Awards with respect to any individual or group of individuals. Although no determination has been made as to the number of employees, including officers, who will be eligible for Awards under the Incentive Plan, based on the Company’s experience under the 1982, 1992 and 2000 Plans, it is estimated that at least 38 officers and employees of the Company will be eligible to be considered for Awards under the Incentive Plan. All Non-Employee Directors, including the nominee for Director, will be eligible for Awards under the Incentive Plan. As of March 3, 2006, no Awards have been made or are scheduled to be made under the Incentive Plan.

Awards to Employees

Stock Options.    A Stock Option entitles the employee to purchase shares of Stock at a price and upon the terms established by the Committee at the time of the grant. Stock Options may be granted to employees for a term of up to eight years with an exercise price to be established by the Committee at not less than the fair market value of the Stock on the date of the grant or, if greater, par value. Without prior stockholder approval, the Committee is expressly prohibited from repricing a Stock Option if the exercise price of the new Stock Option would be less than the exercise price of the Stock Option under the existing Award surrendered for cancellation. Subject to an individual limit for each employee on Stock Options and Stock Appreciation Rights of 350,000 shares per year, the Incentive Plan authorizes the grant of both Non-Qualified Stock Options (“NQOs”) and Incentive Stock Options (“ISOs”) to employees, in the discretion of the Committee, provided that the aggregate value (determined at the time of the grant) of the Stock with respect to which ISOs are exercisable for the first time by any employee during any calendar year may not exceed $100,000. However, in no event shall more than 500,000 ISOs be issued under the Incentive Plan. Stock Options granted to employees under the Incentive Plan may be exercised at any time during the exercise period established by the Committee, except that no option may be exercised before the employee completes two continuous years of employment following the date of grant or more than eight years after the date of grant, unless provided in the Award. The Incentive Plan sets forth restrictions upon the exercise of Stock Options upon termination of employment by reason of death, disability, retirement or otherwise. The Committee may permit the exercise price of options to be paid in cash, in shares of Stock, or in any combination of cash and Stock. Reload options issued on the exercise of a Stock Option or otherwise are expressly prohibited.

Stock Appreciation Rights.    Stock Appreciation Rights (“SARs”) entitle the employee to receive an amount equal to the difference between the fair market value of a share of Stock at the time the SAR is exercised and the exercise price specified by the Committee at the time the SAR is granted, which exercise price cannot be less than the fair market value on the date the SAR is granted. SARs may be granted in tandem with or independently of a Stock Option. SARs granted in tandem with a Stock Option are exercisable at the time and at the exercise price at which the related Stock Option is exercisable. SARs granted independently of a Stock Option are exercisable at the time and at the price established by the Committee. However, no SAR may be exercisable before the employee completes two continuous years of employment with the Company following the date of grant unless provided in the Award, or more than eight years after the date of grant. Exercise of an SAR granted in tandem with a Stock Option requires the surrender of the tandem Stock Option, and the exercise of a Stock Option requires the surrender of any tandem SAR. The Committee has discretion to determine whether the exercise of an SAR will be settled in cash, in Stock, or in a combination of cash and Stock. The Incentive Plan sets forth restrictions upon the exercise of SARs upon termination of employment by reason of death, disability, retirement or otherwise.

Stock Awards.    A Stock Award is a grant of shares of Stock to an employee, the earning, vesting or distribution of which is subject to certain conditions established by the Committee. Stock Awards may provide for delivery of the shares of Stock at the time of grant or may provide for a deferred delivery date. A Stock Award may be made in conjunction with a cash-based incentive compensation program maintained by the Company and may be in lieu of cash otherwise awardable under such program. For those Stock Awards that are intended to be “Performance-Based Compensation” (as defined under the Internal Revenue Code Section 162(m)), no more than 250,000 shares of Stock may be granted to any one employee during any one calendar year period. Dividend equivalents may be paid on Stock Awards. The Incentive Plan sets forth restrictions upon the award of Stock Awards upon termination of employment by reason of death, disability, retirement or otherwise.

Performance Grants.    A Performance Grant is a right to receive cash or shares of Stock (or a combination thereof) based on the attainment of one or more performance goals (“Performance Goals”) established by the Committee measured over a given performance period. Each Performance Grant shall contain the Performance Goals for the award, including the Performance Criteria, the threshold, target and maximum amounts payable, the length of the applicable performance period, whether the Performance Grant will be settled in cash or shares of Stock (or any combination thereof), and any other terms and conditions as are applicable to the Performance Grant. The terms of a Performance Grant may be set in an annual bonus plan or other similar document. Each Performance Grant shall be granted and administered to comply with the requirements of Code section 162(m). The aggregate maximum cash amount payable under the Incentive Plan to any participant in any Plan Year in settlement of Performance Grants shall not exceed $2 million. Subject to adjustments described below, the aggregate maximum number of shares of Stock that may be issued under the Incentive Plan to any Participant in any Plan Year in settlement of Performance Grants shall not exceed 250,000. Subject to adjustments described below, the total number of shares of Stock that can be issued as Stock Awards and Performance Grants shall not exceed 350,000. The Incentive Plan sets forth restrictions upon the award of Performance Grants upon termination of employment by reason of death, disability, retirement or otherwise.

Performance Criteria.    The Performance Criteria that can be used under the Incentive Plan are share price, market share, revenue, earnings per share, return on equity, return on assets, cash flow, return on investment, return on invested capital, net income, net income per share, operating earnings, and operating earnings per share. One or more Performance Criteria can be used, individually or in combination. The Performance Criteria can be applied to either the Company as a whole or to a business unit or subsidiary and can be measured either annually or cumulatively over a period of years. Performance Criteria can be measured on an absolute basis or relative to a pre-established target and can be compared to previous years’ results or to a designated comparison group. The Committee may adjust performance under a Performance Criteria to exclude certain unusual or extraordinary events.

Non-Employee Director Awards

Non-Employee Directors.    Subject to approval by the Company’s stockholders, the Incentive Plan provides that, as of the date of the annual meeting of the Company’s stockholders in each of calendar years 2006, 2008, 2010 and 2012, each Non-Employee Director serving as a Director of the Company on such date shall automatically be awarded a Stock Option to purchase the number of shares of Stock determined by dividing the Non-Employee Director’s annual retainer fee for such calendar year by the fair market value of a share of Stock as of such date. In addition, the Committee shall also be able to make additional grants of Stock Options or Stock Awards to Non-Employee Directors at the times and in the amounts and subject to such other terms and conditions to be determined by the Committee in its sole discretion. The option price of each share of Stock under a Stock Option granted to a Non-Employee Director will be equal to the fair market value of a share of Stock on the date of the grant or, if greater, par value. The option price may be paid, upon exercise, in cash, in shares of Stock or in any combination of cash or Stock as the Non-Employee Director elects. No Stock Option granted to a Non-Employee Director may be exercised before the Non-Employee Director completes two continuous years of service as a Non-Employee Director following the date of the grant, or more than eight years after the date of the grant. The Incentive Plan sets forth restrictions upon the exercise of Stock Options by Non-Employee Directors upon termination of their service by reason of death, disability, retirement or otherwise.

The Stock Options awarded to a Non-Employee Director under the Incentive Plan are in addition to the retainer fee, meeting attendance fees and the annual $15,000 Stock Award that are payable to the Non-Employee Director by the Company in cash or deferred compensation. The Company from time to time reviews the adequacy and competitiveness of the amount of the annual retainer fee, meeting attendance fees and stock awards and makes adjustments as it deems appropriate.

Adjustments

In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the aggregate number of shares with respect to which Awards may be made under the Incentive Plan, any other share limits in the Incentive Plan, and the terms and the number of shares of any outstanding Award may be equitably adjusted by the Committee in its discretion. In addition, if the Company is a party to a consolidation or merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company’s outstanding stock by a single person or persons acting as a group, a sale or transfer of substantially all of the Company’s assets or any similar transaction, then the Committee may take any actions with respect to outstanding Awards as the Committee deems appropriate.

Amendment and Termination

The Board of Directors may amend or terminate the Incentive Plan at any time, provided that no amendment of the Incentive Plan may (i) increase the number of shares of Stock with respect to which Awards may be made (except as described above in “Adjustments”), (ii) be made without stockholder approval to the extent such approval is required by law, agreement or the rules of any exchange upon which the Stock is listed, or (iii) alter or impair any Award previously granted under the Incentive Plan without the consent of the holder thereof. No Awards may be made under the Incentive Plan after December 31, 2014.

Federal Income Tax Consequences

Under present federal income tax laws, Awards granted under the Incentive Plan will have the following tax consequences:

The grant of an NQO, ISO or SAR will not result in taxable income to the employee at the time of the grant, and the Company will not be entitled to a deduction at that time.

An employee generally will realize taxable ordinary income, at the time of exercise of an NQO, in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares, and the Company will be entitled to a corresponding deduction.

The exercise of an ISO generally will not result in taxable income to the employee, nor will the Company be entitled to a deduction at that time. Generally, if the employee does not dispose of the Stock during the applicable holding period, then, upon disposition, any amount realized in excess of the exercise price will be taxed to the employee as capital gain, and the Company will not be entitled to any deduction for federal income tax purposes. If the holding period requirements are not met, the employee will generally realize taxable ordinary income, and a corresponding deduction will be allowed to the Company, at the time of disposition, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price. The exercise of an ISO and the disposition of Stock acquired pursuant thereto must be taken into account in computing the employee’s alternative minimum taxable income.

Upon exercise of an SAR, the amount of cash or the fair market value of Stock received will be taxable to the employee as ordinary income, and the Company will be entitled to a corresponding deduction.

Upon grant of a Stock Award, the fair market value of the Stock received will be taxable to the employee as ordinary income when the Stock Award vests, and the Company will be entitled to a corresponding deduction.

Upon grant of a Performance Grant, at the time the restrictions lapse, the fair market value of the Stock received will be taxable to the employee as ordinary income, and the Company will be entitled to a corresponding deduction at that time. Under current law and certain terms and conditions, however, an employee is allowed to elect to accelerate the taxable event at the time of grant to permit the employee to avoid taxation on the appreciation that arises between the transfer date and the date the restrictions lapse and to pay tax on that appreciation only if and when the employee disposes of the Stock.

All taxable income recognized by an employee under the Incentive Plan is subject to applicable tax withholding which may be satisfied, under circumstances set forth in the Incentive Plan, through the surrender of shares of Stock that the employee already owns, or to which the employee is otherwise entitled under the Incentive Plan.

The Incentive Plan is designed so that Awards are deductible by the Company without regard to the deductibility limits of Code section 162(m). The Incentive Plan is also designed to comply with the requirements of Code section 409A relating to nonqualified deferred compensation plans. However, there can be circumstances when the Company’s deduction is not allowed for certain transfers of Company Stock or payments to an employee under an Award. These circumstances include when an Award has been accelerated as a result of a change of control.

The reported closing price of the Company’s common stock on the New York Stock Exchange—Composite Transactions for March 3, 2006, was $26.35 per share.

Required Vote for Approval

The approval by the affirmative votes of the holders of a majority of the outstanding shares of Common Stock present, or represented by proxy, and entitled to vote at the meeting is necessary for the approval of the Incentive Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPANY’S 2006 INCENTIVE COMPENSATION PLAN.

APPROVAL OF THE FIRST AMENDMENT TO THE

STEPAN COMPANY DIRECTORS DEFERRED COMPENSATION PLAN

Background

The Board of Directors determined that the Stepan Company Directors Deferred Compensation Plan Restated as November 3, 1992 (the “Directors Deferred Plan”) should be amended. As a result, the Board of Directors recommends that the stockholders approve the First Amendment to the Stepan Company Directors Deferred Compensation Plan (the “First Amendment”), which was adopted by the Board of Directors on February 14, 2006, subject to stockholder approval. Approval of the First Amendment is required pursuant to New York Stock Exchange Rule 303A.08. The First Amendment is designed to comply with the requirements of Code section 409A relating to nonqualified deferred compensation plans. A copy of the First Amendment is included as Appendix C and the following description is qualified in its entirety by reference to said Appendix C.

The Board of Directors believes that the First Amendment will promote the long term financial interests of the Company by attracting and retaining key directors of outstanding ability and that the First Amendment is consistent with other director compensation programs.

The First Amendment

On February 14, 2006, the Board of Directors approved the First Amendment, subject to stockholder approval. The First Amendment (i) allows the Board to amend the Subaccounts available under the Directors Deferred Plan, (ii) deletes the restriction that a participating director shall not have more than two Subaccounts, (iii) increases the number of times the participating director is allowed to make investment changes to his respective Subaccounts, and (iv) adds a new section to allow for the non-elective grant to Non-Employee Directors of an Annual Stock Award of $15,000 (the “Annual Stock Award”).

The Company filed a Form 8-K with the Securities and Exchange Commission for the First Amendment on February 16, 2006.

Administration

The authority to interpret, prescribe, amend and rescind rules and regulations pertaining to the Directors Deferred Plan and the First Amendment is vested in the Board of Directors. Only Non-Employee Directors are eligible to receive the Annual Stock Award.

Participation

Participants in the First Amendment will consist solely of Non-Employee Directors. In view of the discretionary authority vested in the Board of Directors and the variable elements in the calculation of the Annual Stock Award, it is not possible to estimate the number of shares that may be awarded with respect to the Non-Employee Directors. All Non-Employee Directors, including the nominee for Director, are eligible for the Annual Stock Award under the First Amendment. As of March 3, 2006, 2,855 shares of Annual Stock Awards have been issued under the First Amendment, subject to approval by the Company’s stockholders.

Non-Employee Director Amendments

Director Subaccounts.    Upon signing a Directors Deferred Compensation Agreement and at the participating director’s election made prior to the beginning of the year for which the compensation of the participating director is earned, such compensation shall be deferred. The participating director’s compensation shall be credited quarterly to a Deferred Compensation Account maintained in his name. The participating director may elect, in accordance with the following provisions of the Directors Deferred Plan, to have his Deferred Compensation Account credited to one or more of the following Subaccounts maintained in his name:

(A) Directors Common Stock Subaccount which shall be adjusted as it is invested in Stepan Company Common Stock; (B) Directors Deferred Interest Account which shall be adjusted based upon the interest rate payable on 10 year treasury bonds (such rate to be reset for each calendar year based upon the rate in effect on the first day of the year); (C) Directors Deferred Money Market Account which shall be adjusted as it is invested in the Kemper Government Money Market Fund; (D) Directors Deferred Intermediate Bond Equivalent Fund which shall be adjusted as it is invested in the Fidelity Intermediate Bond Fund; (E) Directors Deferred Fidelity Puritan Fund which shall be adjusted as it is invested in the Fidelity Puritan Fund; (F) Directors Deferred Fidelity Contrafund which shall be adjusted as it is invested in the Fidelity Contrafund; or (G) Directors Deferred Fidelity Magellan Fund which shall be adjusted as it is invested in the Fidelity Magellan Fund.

The Subaccounts available in which a participating director may choose to defer shall be at the Board’s discretion and may be amended from time to time, provided however, that the Directors Deferred Plan shall consist of at least four (4) Subaccounts, one (1) of which shall be Stepan Company Common Stock. A participating director shall elect the Subaccount or Subaccounts to which his deferred compensation shall be credited at such time as he enters into a Directors Deferred Compensation Agreement, and may change such election as provided for in Section 7 of the First Amendment. Each Subaccount shall be adjusted daily to reflect the changes in value which result from gains, losses, income and expenses.

Investment Changes.    At any time, by giving written notice to the Company Secretary, a participating director may transfer amounts between Subaccounts. No amount which is initially transferred to the Directors Common Stock Subaccount may be transferred back to the Directors Common Stock Subaccount.

Annual Stock Award.    Subject to approval by the Company’s stockholders, the First Amendment provides that commencing at the Company’s February 2006 Compensation and Development Committee meeting and at every February Compensation and Development Committee meeting thereafter, each Non-Employee Director serving as a Director of the Company on such date shall automatically be credited an Annual Stock Award to his Director Common Stock Subaccount.

The number of shares credited for the Annual Stock Award shall be determined by dividing $15,000 by the average of the opening and closing price of Stepan Company Common Stock on the day of the grant of the Annual Stock Award. No transfer of any Annual Stock Award to any other Subaccount shall be allowed at any time. Notwithstanding Section 8 of the Directors Deferred Plan, the Annual Stock Award shall be payable to the Non-Employee Director upon termination of service on the Board, in a single lump sum payment, and shall be made only in shares of Stepan Company Common Stock.

The Annual Stock Awards awarded to a Non-Employee Director under the First Amendment are in addition to the retainer fee, meeting attendance fees, and stock options that are payable to the Non-Employee Director by the Company in cash or deferred compensation. The Company from time to time reviews the adequacy and competitiveness of the amount of the annual retainer fee, meeting attendance fees, and stock options and makes adjustments as it deems appropriate.

The reported closing price of the Company’s common stock on the New York Stock Exchange—Composite Transactions for March 3, 2006, was $26.35 per share.

Required Vote for Approval

The approval by the affirmative votes of the holders of a majority of the outstanding shares of Common Stock present, or represented by proxy, and entitled to vote at the meeting is necessary for the approval of the First Amendment.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE FIRST AMENDMENT TO THE COMPANY’S DIRECTORS DEFERRED COMPENSATION PLAN.

REPORT OF THE AUDIT COMMITTEE

In 2005, the Company’s Audit Committee was comprised of the following non-employee Directors: Messrs. Cadieux, Grojean, Potter and Wehmer. Each of these Directors satisfies the New York Stock Exchange’s rules for independence. During 2005, Mr. Cadieux served as Chairman of the Committee.

The Audit Committee has:

(a)	reviewed and discussed with management and Deloitte and Touche LLP, the independent registered public accounting firm appointed by the Board of Directors, the Company’s audited financial statements as of and for the year ended December 31, 2005;

(b)	discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by No. 90, Audit Committee Communications, by the Auditing Standards Board of the American Institute of Certified Public Accountants;

(c)	received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the independent registered public accounting firm its independence from the Company and its management; and

(d)	considered whether the provision of non-audit services by the Company’s principal auditor is compatible with maintaining auditor independence.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

Robert D. Cadieux

Thomas F. Grojean

Robert G. Potter

Edward J. Wehmer

AUDIT COMMITTEE

REPORT OF THE COMPENSATION AND DEVELOPMENT COMMITTEE

The Company’s executive compensation program is administered by the Compensation and Development Committee of the Board of Directors, which is composed of the following non-employee Directors: Messrs. Cadieux, Grojean, Potter and Wehmer. During 2005, Mr. Grojean served as Chairman of the Committee. All issues pertaining to corporate officer compensation are submitted to the Committee for approval prior to implementation. The Committee, as requested, reviews non-officer compensation for those reporting to the Chief Executive Officer or the President. This report was prepared as of December 31, 2005, on which date Mr. F. Quinn Stepan was Chief Executive Officer and Mr. F. Quinn Stepan, Jr. was President.

The Company’s guiding philosophy in executive compensation is that:

(a)	The base pay of executive officers should reflect job responsibilities and performance, and should be competitive internally, to like or comparable positions, as well as externally, to like or comparable positions within the chemical industry. The Company uses job evaluation, external market comparison and internal equity measures consistent with contemporary practice. Compensation policy is established in accordance with data supplied by Watson Wyatt and other independent compensation consulting firms, for base pay trends and data in the chemical industry.

Within specific position salary ranges, the base salary level for each executive officer is determined in accordance with performance standards set by Company policy and the merit increase guidelines published annually for all salaried employees. A separate determination is made when an executive officer is promoted or assumes additional responsibilities, which may result in an increase in excess of the merit increase guideline. During 2005, merit increases for executive officers approximated the Company’s merit guideline.

The Chairman and Chief Executive Officer’s (CEO) salary range is determined by the same process and procedures as those of other executive officers. The Committee, in accordance with the salary merit increase guidelines, adjusts the CEO’s salary. During 2005, the CEO’s base earnings increased 3.5% over the prior year.

(b)	The incentive pay of executive officers is directly related to Company performance and, in the case of all positions reporting to the CEO or the President, against a set of annual, individual performance targets. The Committee establishes Company incentive targets at the beginning of each calendar year. As applicable, individual performance targets are also established at the beginning of each calendar year. In years where the Company performs well against its economic targets, significant performance bonuses may be earned; if targets are not achieved, incentive bonuses are proportionately lower or may not be paid at all.

All executive officers have a minimum of 25% of their incentive bonus based on the overall performance of the Company, measured against targets for (a) Net Income and (b) Return on Invested Capital. The Committee approves these targets and percents for each calendar year. The remainder of each individual executive officer’s incentive bonus is based on performance measures set by mutual agreement between the executive and the CEO or the President. The CEO’s and the President’s incentive compensation are determined solely by the annual financial results of the Company. For 2005, an incentive bonus of $154,613 was paid to the CEO and an incentive bonus of $111,699 was paid to the President.

(c)	Executive officers receive stock option grants on a regular schedule in order to promote retention of proven executives, to recognize outstanding job performance and to encourage a focus on corporate performance results, which in turn enhance the likelihood of increases in the value of Common Stock.

Stock options are granted in even-numbered years to those executives and executive officers approved by the Committee and identified as having significant impact on the financial results and economic success and well being of the Company. The Committee approves all stock option awards. The size of stock option awards is based on two factors: job performance and the potential of each executive or executive officer to impact the costs, sales and/or profitability of the Company that may thus contribute to the value of the Common Stock held by stockholders.

In addition, stock options are granted to executive officers and executives at other times based on other factors that the Committee determines to be relevant. Such actions are occasioned by election, promotion or extraordinary job performance results. During 2005, 13,898 stock options were granted to one executive officer hired in 2005.

(d)	The Board of Directors believes that ownership of Company stock by executives and executive officers is desirable in order to focus both short and long-term decision making on the best interests of the Company. In 2005, the Committee maintained the following policy guidelines:

1.	Executive officers of the Company should own a minimum of Company stock approximating two times their annual base salary paid by the Company; and

2.	Other executives (defined as those who are Level Four participants in the Company Management Incentive Plan) should own a minimum of Company stock approximating one times their annual base salary paid by the Company.

Stock shares may be owned directly, through the Company Stock Purchase Plan or the Company Employee Stock Ownership Plan, or in shares held in a deferred Management Incentive Plan account. Stock options not exercised are not considered “owned stock” for the purpose of this policy.

The Company realizes that time must be allowed to realize this targeted goal. In 2000, the Committee approved a five-year time frame for executives and executive officers to achieve such ownership.

(e)	Federal income tax law caps at $1,000,000 the deductible compensation per year for each of the Named Executive Officers in the proxy statement, subject to certain exceptions. In developing and implementing executive compensation policies and programs, the Committee considers whether particular payments and awards are deductible for federal income tax purposes, along with other relevant factors. Consistent with this policy, the Committee has taken what it believes to be appropriate steps to maximize the deductibility of executive compensation. While it is the general intention of the Committee to meet the requirements for deductibility, the Committee may approve payment of non-deductible compensation from time to time if circumstances warrant. The Committee will review and monitor its policy with respect to the deductibility of compensation, as necessary.

Robert D. Cadieux

Thomas F. Grojean

Robert G. Potter

Edward J. Wehmer

COMPENSATION AND DEVELOPMENT COMMITTEE

ACCOUNTING AND AUDITING MATTERS

Upon the recommendation of its Audit Committee, the Board of Directors recommends to the stockholders that the appointment of Deloitte & Touche LLP (“Deloitte”) as the independent registered public accounting firm for the Company and its subsidiaries be ratified for fiscal year 2006. Representatives of Deloitte are expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement, if they desire to do so, and to be available to respond to appropriate questions from the stockholders.

In connection with the audits for the two most recent fiscal years, there have been no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference thereto in connection with its report on the financial statements of the Company for such time periods. Also during those time periods, there have been no “reportable events,” as such term is used in Item 304(a)(1)(v) of Regulation S-K.

Deloitte’s reports on the financial statements of the Company for the last two years contained neither an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

Independent Registered Public Accounting Firm Fees

The following table presents fees for professional audit services rendered by Deloitte for the audit of the Company’s annual financial statements for the years ended December 31, 2005, and December 31, 2004, and fees billed for other services rendered by Deloitte during those periods.

	2005	2004
Audit Fees (a)	$846,000	$788,200
Audit-Related Fees (b)	0	54,800
Tax Fees (c)	144,200	173,500
All Other Fees (d)	1,500	0

Total	$991,700	$1,016,500

(a)	Audit Fees consisted of audit work performed on the Company’s annual financial statements and review of the Company’s quarterly financial statements.

(b)	Audit-Related Fees consisted principally of audits of employee benefit plans.

(c)	Tax Fees consisted principally of assistance with tax return filings in certain foreign jurisdictions and preparation of expatriate tax returns.

(d)	All Other Fees consisted solely of an annual subscription fee for an online accounting research tool licensed from Deloitte.

Pre-Approval Policy

The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm. The Audit Committee has established a policy requiring the pre-approval of all audit, audit-related, and permissible non-audit services provided by the independent registered public accounting firm. A copy of this policy is available at no charge upon written request to the Secretary of the Company. The policy provides guidance to management as to the specific services that the independent registered public accounting firm may perform for the Company. The policy requires that a description of the services expected to be performed by the independent registered public accounting firm, together with an estimate of fees, be provided to the Audit Committee for approval on an annual basis. The scope of these services is carefully considered by the Audit Committee to ensure such services are consistent with the rules of the SEC on auditor independence. Any requests for audit, audit-related, and non-audit services not previously authorized must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the policy delegates to the Audit Committee Chairman, the authority to grant specific pre-approval between meetings provided that the Chairman report any pre-approval decision to the Audit Committee at its next regularly scheduled meeting. The policy prohibits the Audit Committee from delegating to management the Audit Committee’s responsibility to pre-approve permitted services of the independent registered public accounting firm.

None of the services related to the Audit-Related Fees or Tax Fees described above was approved by the Audit Committee pursuant to the waiver of pre-approval provisions set forth in applicable rules of the SEC.

STOCKHOLDER PROPOSALS AND COMMUNICATIONS

In order for proposals from Company stockholders to be included in the Proxy Statement and Form of Proxy for the 2007 Annual Meeting in accordance with Securities and Exchange Commission Rule 14a-8, the Company must receive the proposals at its administrative offices at Edens Expressway and Winnetka Road, Northfield, Illinois 60093, no later than November 24, 2006.

A stockholder that intends to present business at the 2007 Annual Meeting other than pursuant to Rule 14a-8 must comply with the requirements set forth in the Company’s By-laws. Among other things, to bring business before an annual meeting, a stockholder must give written notice thereof, complying with the By-laws, to the Secretary of the Company not later than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. Therefore, because the 2006 Annual Meeting is scheduled for April 25, 2006, the Company must receive notice of a stockholder proposal submitted other than pursuant to Rule 14a-8 no later than January 25, 2007.

Stockholders and other parties interested in communicating directly with the Board of Directors, non-management directors or specified directors of the Company may do so in writing by submitting all communications to the Nominating and Corporate Governance Committee Chairman, c/o Secretary’s Office, Stepan Company, Edens Expressway and Winnetka Road, Northfield, Illinois 60093. The Secretary delivers all correspondence to the Nominating and Corporate Governance Committee Chairman without first screening the correspondence.

VOTING MATTERS

In connection with any other business that may properly come before the meeting and of which the Board of Directors is not now aware, votes will be cast pursuant to the authority granted by the enclosed Proxy in accordance with the best judgment of a majority of the persons present and acting under the Proxy.

You may either vote “FOR” or “WITHHOLD” authority to vote for the nominee for the Board of Directors. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the other proposals.

If you submit your proxy but abstain from voting or withhold authority to vote on one or more matters, your shares will be counted as present at the meeting for the purposes of determining a quorum. Your shares also will be counted as present at the meeting for the purpose of calculating the vote on the particular matter with respect to which you abstained from voting or withheld authority to vote.

If you abstain from voting on a proposal, your abstention has the same effect as a vote against that proposal. If you withhold your authority to vote for the director nominee, this has the same effect as a vote against that director.

If you hold your shares in street name and do not provide voting instructions to your broker or other nominee, your shares will be considered “broker non-votes” and will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote under the rules of the New York Stock Exchange. Shares that constitute broker non-votes will be counted as present at the meeting for the purpose of determining a quorum, but will not be considered entitled to vote on the proposal in question. This effectively reduces the number of shares needed to approve the proposal, making it more likely that the proposal will be approved.

In order to ensure the presence of the necessary quorum at the Annual Meeting, please mark, sign and return the enclosed Proxy card promptly in the envelope provided. No postage is required if mailed in the United States. Even though you sign and return your Proxy card, you are invited to attend the meeting.

By order of the Board of Directors,

KATHLEEN M. OWENS

Assistant Secretary

Northfield, Illinois

March 23, 2006

Appendix A

Stepan Company Board of Directors

Audit Committee Charter

I.    PURPOSE

The primary functions of the Audit Committee (the “Committee”) are to (a) assist the Board of Directors (the “Board”) of Stepan Company (the “Company”) in fulfilling its oversight responsibilities to shareholders, the investment community, and creditors in relation to (i) the quality and integrity of the Company’s financial statements, (ii) the adequacy of the Company’s internal control over financial reporting, (iii) the Company’s legal and regulatory compliance, (iv) the independent auditors’ qualifications and independence, and (v) the performance of the independent auditors and the Company’s internal audit function; and (b) prepare the Committee’s report, made pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”), to be included in the Company’s annual proxy statement (the “Audit Committee Report”). In performing its duties, the Committee will provide an open avenue of communication between the Board, independent auditors, internal auditors, and financial management.

II.    LIMITATION OF THE AUDIT COMMITTEE’S ROLE

While the Committee has the responsibilities and power set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

Additionally, the Board and the Committee recognize that financial management (including the internal audit staff), as well as the independent auditor, have more knowledge and detailed information regarding the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurances as to the Company’s financial statements or any professional certification as to independent auditors’ work.

III.    COMPOSITION

The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent as defined by (a) the rules of the New York Stock Exchange, Inc. (“NYSE”), as such requirements are interpreted by the Board in its business judgment, and (b) Section 301 of the Sarbanes-Oxley Act of 2002 and the rules and listing requirements promulgated thereunder by the Securities and Exchange Commission (“SEC”) and the NYSE. Each Committee Member may receive as compensation only (a) director fees and/or (b) pension payments or other deferred compensation provided that such compensation is not in any way contingent on continued service. To maintain independence, a Committee Member may not (a) accept any consulting, advisory, or other compensation fee from the Company; or (b) be an affiliated person of the Company or any subsidiary.

All Committee Members shall be financially literate or become financially literate within a reasonable period of time after appointment to the Committee. Additionally, at least one member of the Committee shall have accounting or related financial management expertise. The Board of Directors shall determine, in its business judgment, whether a member is financially literate and whether at least one member has the requisite accounting or financial management expertise and meets the financial expert criteria of Section 407 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder by the SEC and the listing standards of the NYSE. The designation or identification of a person as an audit committee financial expert shall not (a) impose on such person any duties, obligations or liability that are greater than the duties, obligations and liability imposed on such person as a member of the Committee and Board in the absence of such designation or identification, or (b) affect the duties, obligations or liability of any other member of the Committee or Board of directors.

The Board shall elect the members of the Committee and, unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

If a Committee Member simultaneously serves on the audit committee of more than three public companies (including the Company), the Board must determine that such simultaneous service would not impair the ability of such member to effectively serve on the Committee. The Company shall disclose any such determination in its annual proxy statement.

IV.    MEETINGS

The Committee shall meet regularly—with special meetings called as necessary to meet the requirements under this charter—at a minimum, the Committee shall meet in person four times per year. At least annually, the Committee shall meet independently with each of senior financial management, the director of internal audit, and the independent auditors to discuss any matters the Committee or one of these parties believes should be discussed privately.

V.    REPORTING RESPONSIBILITIES

The independent auditor is ultimately accountable to the Committee in its fiduciary role representing shareholders and the full Board. As such, the Committee has the sole authority and responsibility to select, evaluate, and where appropriate, replace the independent auditor and to approve all audit and non-audit engagement fees and terms. In addition, the director of internal audit has direct reporting responsibility to the Committee, and the Committee shall review and approve any personnel change in this position. The Committee, at its discretion, has the authority to obtain advice and assistance from outside legal, accounting, or other advisors, as necessary, and such other resources, including appropriate funding, as it may require to carry-out the responsibilities and duties prescribed below.

VI.    RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

Documents and Reports

1.	Maintain a formal written charter that is approved by the full Board and, on an annual basis, review and reassess the adequacy of this charter and recommend any changes to the Board. This charter shall specify the scope of the Committee’s responsibilities and define how it carries out those responsibilities.

2.	Prior to public release, review with senior financial management and the independent auditors the Company’s annual audited financial statements, including Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”), and the auditor’s opinion rendered with respect to such financial statements. Recommend to the full Board the inclusion of such financial statements in the Company’s annual report on Form 10-K.

3.	Review interim financial information with senior financial management and the independent auditors before filing of Form 10Q, including MD&A.

4.	Review and discuss with management and the independent auditor: (a) management’s reports evaluating the adequacy and effectiveness of the Company’s internal control over financial reporting, including any significant deficiencies or material weaknesses in the design or operation of these controls and (b) the independent auditor’s reports concerning the adequacy of the Company’s internal controls over financial reporting.

5.	Review management’s disclosure to the Committee regarding the Company’s disclosure controls and procedures, internal controls and the content of the CEO and CFO certifications.

6.	Discuss with management and the independent auditor, as appropriate, corporate policies with respect to earnings press releases (including any use of “pro-forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and ratings agencies.

7.	Review material findings reported to management by the internal audit department and management’s subsequent responses.

8.	Review the ongoing implementation status of all internal audit recommendations.

9.	Review the independent auditor’s annual management recommendation letter, including management responses.

10.	Review and discuss such other matters relating to the accounting, auditing and financial reporting practices and procedures of the Company as the Committee may, in its sole discretion, deem appropriate in connection with the functions described above.

Annual Audit Scope

1.	Monitor the coordination of internal/external audit efforts and ensure adequate audit coverage of key business and financial risk areas.

2.	Review and assess the process for developing the annual internal audit plan and modify the process or plan as necessary.

3.	Review the overall scope and focus of the annual external audit plan and request modifications as necessary.

4.	Review progress towards completion of both the internal/external audit plans at each Committee meeting.

Audit Committee Meetings

1.	Review and agree upon meeting agendas in advance of Committee meetings. The Chair of the Committee may represent the entire Committee when establishing agendas.

2.	Distribute Committee meeting minutes to the full Board for discussion at such meetings.

Independent Accountants

1.	Require at least annually a formal written statement from the independent auditor describing (a) the audit firm’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to one or more independent audits performed by the firm, and any steps taken to remedy such issues, and (c) all relationships between the auditor and the Company, including those that may impact objectivity and independence in accordance with Independence Standards Board Standard #1.

2.	Discuss with the independent auditor the auditor’s business relationships with the Company and the nature of any non-audit services provided to the Company that may impact the objectivity and independence of the auditor. Recommend that the full Board take appropriate action when required.

3.	Review and evaluate the lead partner of the independent auditors and take such steps as may be required by law with respect to the identification and regular rotation of the audit partners serving on the Company’s audit engagement team.

4.	Select the independent auditor, considering independence and effectiveness, and pre-approve all audit engagement fees and other compensation to be paid to the independent auditor.

5.	Set hiring policies for employees or former employees of the independent auditors, which include the restrictions set forth in Section 206 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder by the SEC.

6.	Review non-audit services provided by the independent auditor to ensure compliance with all applicable laws and regulations.

7.	Pre-approve the audit engagement and all non-audit services to be provided by the independent auditor and develop and disclose in the Company’s regulatory filings the Committee’s pre-approval policies and processes. The Committee may delegate the authority to grant any pre-approvals required by such sections to one or more members of the Committee as it designates, subject to the delegated member or members reporting any such pre-approvals to the Committee at its next scheduled meeting.

8.	Discuss with the independent auditor the items required by the Statement on Auditing Standards (SAS) #61 and #90, including (a) discussions about both the acceptability and quality of the accounting principles applied in the Company’s financial reporting; (b) the clarity of the Company’s financial disclosures; (c) the degree of aggressiveness or conservatism of the Company’s application of accounting principles and underlying estimates; (d) all significant differences in opinion between management and the external auditors; (e) unrecorded audit adjustments; and (f) other significant decisions made by management in preparing financial disclosures.

9.	Periodically consult with the independent auditor outside the presence of internal management about internal controls and the fullness and accuracy of the Company’s financial statements.

10.	Ensure the independent auditors have conducted a SAS #100 interim financial review prior to the company’s filing of its quarterly reports on Form 10-Q.

11.	Report regularly (in no event less than once a year) to the Board of Directors on any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, or the performance of the internal audit function.

12.	Obtain assurance from the independent auditors that in the course of conducting the audit, there have been no acts detected or that have otherwise come to the attention of the audit firm that require disclosure to the Committee under Section 10A(b) of the Exchange Act.

SEC Reporting Requirements

1.	Prepare the Audit Committee Report with respect to the fact that the Committee has (a) reviewed and discussed the company’s audited financial statements with management; (b) discussed SAS #61 and #90 items, including quality of accounting principles, with the independent auditors; (c) reviewed independence disclosures from the independent auditors and discussed with the independent auditors their independence; and (d) based on the foregoing reviews and discussions, recommended to the Board the inclusion of the financial statements in the annual report on Form 10-K.

2.	Make available on the Company’s website this Charter of the Audit Committee and publish it as an appendix to the proxy statement at least once every three years.

Other Duties/Requirements

1.	Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, as well as for the confidential, anonymous submissions by employees of the Company of concerns regarding questionable accounting or auditing matters as required by Section 301 of the Sarbanes-Oxley Act of 2002 and the rules and listing requirements promulgated thereunder by the SEC and the NYSE. Conduct or authorize investigations into any matters within the Committee’s scope of responsibilities.

2.	Review compliance with the Company’s Code of Conduct, including periodic reports from management, the director of internal audit, and the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements, and approve and disclose any waivers granted to executive officers and directors.

3.	Review with management the Company’s risk assessment and risk management policies.

4.	Conduct and present to the Board an annual performance evaluation of the Committee.

5.	Function as a qualified legal compliance committee (a “QLCC”) within the meaning of Rule 205 of the Rules of Practice of the SEC. In its capacity as a QLCC, the Committee shall receive any reports of Material Violations governed by such rule from attorneys representing the Company, including in-house counsel (“QLCC Reports”). The Committee shall take such actions as may be permitted or required of a QLCC under applicable law, which may include the making of inquiries and investigations in response to any QLCC Reports, making such reports and giving such notices to the Company’s officers and Board as may be necessary or appropriate, recommending that the Company take such remedial action as the Committee shall deem necessary or appropriate, and providing such notifications to the SEC as may be permitted [or required] by law. The performance by the Committee of the functions of a QLCC shall not increase the liability of any member of this Committee under state law.

6.	The Committee shall perform, and shall have the resources and authority to perform, such additional functions as may be required to be performed by it pursuant to the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder by the SEC and the listing standards of the NYSE, to the extent applicable to the Company.

Revised and approved by the Board of Directors on April 25, 2005.

Appendix B

Stepan Company

2006 Incentive Compensation Plan

SECTION 1

General

1.1    Purpose.    Stepan Company (the “Company”) has established the Stepan Company 2006 Incentive Compensation Plan (the “Plan”) to promote the long term financial interests of the Company by (i) attracting and retaining executive, managerial and key employees and directors of outstanding ability; (ii) providing incentive compensation opportunities in the form of Stock Options, Stock Appreciation Rights, Stock Awards and Performance Grants (each as described in Section 3 and sometimes referred to hereinafter, collectively, as “Awards”) that are competitive with those of other major corporations; and (iii) furthering the identity of interests of Participants (as described in Section 2) with those of the Company’s stockholders.

1.2    Effective Date.    The Plan shall be effective as of April 25, 2006, upon approval of the holders of a majority of the outstanding shares of stock of the Company present or represented and entitled to vote at the 2006 annual meeting of its stockholders.

1.3    Administration.    The authority to manage and control the operation and administration of the Plan shall be vested in the Compensation and Development Committee of the Board of Directors of the Company (the “Committee”). Subject to the express provisions of the Plan, the Committee shall have the full and complete authority: (i) to interpret and construe the provisions of the Plan; (ii) to prescribe, amend and rescind rules and regulations relating to the Plan; (iii) to select Participants in the Plan for purposes of Awards under Section 3; (iv) to grant Awards under the Plan in such forms and amounts and subject to such restrictions, limitations and conditions as it deems appropriate; (v) to correct any defect or omission and to reconcile any inconsistency in the Plan or in any Award granted hereunder; (vi) to delegate any portion of its authority under the Plan to make Awards to an executive officer of the Company, subject to any conditions that the Committee may establish, and (vii) to make all other determinations and to take all other actions as it deems necessary or desirable for the implementation and administration of the Plan. The determination of the Committee on matters within its authority shall be conclusive and binding upon the Company and all other persons. The Committee may delegate the administration of the Plan to an officer or officers of the Company who may engage the assistance of administrator(s), and the administrator(s) may have the authority to execute and distribute agreements or other documents evidencing or relating to Awards granted by the Committee under this Plan, to maintain records relating to the grant, vesting, exercise, forfeiture or expiration of Awards, to process or oversee the issuance of shares of Stock (as defined below) upon the exercise, vesting and/or settlement of an Award, and to take any other actions as the Committee may specify, provided that in no case shall any administrator be authorized to grant Awards under the Plan. Any action by an administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee.

1.4    Shares Subject to the Plan.    Subject to subsection 1.5, an aggregate of 1,000,000 shares of common stock of the Company (“Stock”) shall be available for issuance under the Plan. Such shares shall be either authorized and unissued shares or treasury shares (including, in the discretion of the Board of Directors of the Company, shares purchased in the market) of Stock. If any Awards under the Plan or portion thereof shall expire unexercised, terminate, be surrendered, canceled, settled in cash in lieu of Stock or in such manner that all or some of the shares subject to the Award are not issued to the Participant, such shares shall (unless the Plan shall have terminated) become available for additional Awards under the Plan. Shares withheld for taxes pursuant to subsection 5.1, shares tendered to pay the purchase price of Stock Options pursuant to subsections 3.2 and 4.2, and shares purchased by the Company in the market shall not be added to the shares available for issuance. Upon approval of the Plan by the Company’s stockholders, no additional grants of awards may be made under the Stepan Company 2000 Stock Option Plan.

1.5    Adjustments to Number of Shares Subject to the Plan.    In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust the Plan and outstanding Awards to preserve the benefits or potential benefits of the Plan and the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Option Price of outstanding Stock Options and Stock Appreciation Rights; and (iv) any other adjustments that the Committee determines to be equitable.

If the Company is a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company’s outstanding stock by a single person or persons acting as a group, a sale or transfer of substantially all of the Company’s assets or any similar transaction, then the Committee may take any actions with respect to outstanding Awards as the Committee deems appropriate. The Committee may take the foregoing actions under subsection 1.5 without the consent of any Participant, and the Committee’s determination shall be conclusive and binding on all persons for all purposes.

1.6    Performance Criteria.    For purposes of this Plan, the term “Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award: share price, market share, revenue, earnings per share, return on equity, return on assets, cash flow, return on investment, return on invested capital, net income, net income per share, operating earnings, and operating earnings per share. To the extent consistent with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Committee shall appropriately adjust any evaluation of performance under a Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for discontinued operations, reorganization and restructuring programs and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year.

SECTION 2

Participation

2.1    Participation.    Subject to the terms and conditions of the Plan, the Committee shall determine and designate from time to time the executive, managerial and key employees of the Company who shall be Participants in the Plan. In making this determination, the Committee shall take into account the employee’s contribution and potential contribution to the Company and any other factors that the Committee determines to be relevant. Each member of the Company’s Board of Directors who is not otherwise an employee of the Company (a “Non-Employee Director”) shall become a Participant in the Plan upon receipt of an Award in accordance with the provisions of Section 4.

SECTION 3

Awards to Employees

3.1    Stock Options.    Subject to the terms and conditions of the Plan including the limitations of subsection 3.4, the Committee shall designate the employees to whom options to purchase shares of Stock (“Stock Options”)

are to be granted under the Plan, and shall determine the number, type and terms of the Stock Options to be granted to each of them. Each Stock Option shall entitle the Participant to purchase shares of Stock upon the terms and conditions and at the price determined by the Committee at the time the Stock Option is granted, subject to the following provisions of this Section 3. Any Stock Option granted under this Section 3 that satisfies all of the requirements of Code section 422 may be designated by the Committee as an “Incentive Stock Option.” However, in no event shall more than 500,000 Incentive Stock Options be issued under the Plan. Stock Options that are not so designated or that do not satisfy the requirements of Code section 422 shall not constitute Incentive Stock Options and shall be referred to below as “Non-Qualified Stock Options.” Shares of Stock purchased pursuant to the exercise of a Non-Qualified Stock Option shall be transferred to the person entitled thereto as soon as practicable after the exercise. Reload options issued on the exercise of a Stock Option or otherwise are expressly prohibited.

3.2    Option Price.    The purchase price of each share of Stock under a Stock Option granted under this Section 3 shall be determined by the Committee at the time of the Award; provided, however, that in no event shall such price be or ever become less than the Fair Market Value (as defined in subsection 5.2) of a share of Stock on the date the Stock Option is granted or, if greater, par value. Without prior stockholder approval, the Committee is expressly prohibited from repricing a Stock Option if the exercise price of the new Stock Option would be less than the exercise price of the Stock Option under the existing Award surrendered for cancellation. To the extent provided by the Committee, the purchase price of each share of Stock purchased upon the exercise of any Stock Option granted under this Section 3 shall be paid, at the time of exercise, in cash (including check, bank draft or money order), in shares of Stock (valued at Fair Market Value as of the date of exercise) or in any combination of cash and Stock. In addition, to the extent permitted by the Committee, the Participant may pay the Option Price by authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Option Price and any tax withholding resulting from such exercise. If applicable, separate certificates representing the shares purchased by exercise of Incentive Stock Options and by exercise of Non-Qualified Stock Options shall be delivered to the person entitled thereto as soon as practicable after such exercise.

3.3    Stock Appreciation Rights.    Subject to the limitations of subsection 3.4, the Committee may, in its sole discretion, award “Stock Appreciation Rights” to Participants together with or independently of any Stock Option contemporaneously granted under this Section 3. A Participant who is awarded a Stock Appreciation Right shall be entitled to receive from the Company, at the time such right is exercised, that number of shares of Stock having an aggregate Fair Market Value equal to the product of (i) the number of shares of Stock as to which the Participant is exercising the Stock Appreciation Right, and (ii) the excess of the Fair Market Value (at the date of exercise) of a share of Stock over the Option Price specified by the Committee at the time when the Stock Appreciation Right was awarded, which shall not be and shall never become less than the Fair Market Value of a share of Stock on the date of such Award. Stock Appreciation Rights shall be exercisable at such times, on such terms, and at such price as the Committee shall determine at the time the Award is granted; provided, however, that if a Stock Appreciation Right is granted together with a Stock Option: (i) the Stock Appreciation Right shall be exercisable only to the extent that the related Stock Option is exercisable; (ii) the Stock Appreciation Right shall be canceled to the extent that the related Stock Option is exercised; and (iii) the Stock Option shall be canceled to the extent that the related Stock Appreciation Right is exercised. The Committee, in its sole discretion, may elect to settle all or a portion of the Company’s obligation arising out of the exercise of a Stock Appreciation Right by the payment of cash in an amount equal to the Fair Market Value of the shares of Stock it would otherwise be obligated to deliver. In exercising such discretion, the Committee shall take into account the Participant’s need to pay taxes arising out of the exercise of the Stock Appreciation Right and the Company’s purpose in establishing the Plan to encourage ownership of Stock by Participants.

3.4    Limitations on Stock Options and Stock Appreciation Rights.

(a)	Notwithstanding any other provision of the Plan to the contrary, no Participant shall receive any Award of a Stock Option or Stock Appreciation Right under the Plan to the extent that the sum of:

(i)	the number of shares of Stock subject to such Award; and

(ii)	the number of shares of Stock subject to all other prior Awards of Stock Options and Stock Appreciation Rights under the Plan during the one-year period ending on the date of the Award;

would exceed the Participant’s Individual Limit under the Plan. The determination made under the foregoing provisions of this subsection shall be based on the shares subject to the Awards at the time of grant, regardless of when the Awards become exercisable. Subject to the provisions of subsection 1.5, a Participant’s “Individual Limit” shall be 350,000 shares.

(b)	Notwithstanding any other provision of the Plan to the contrary, no Modification shall be made to any Stock Option or Stock Appreciation Right, if such Modification would result in the Stock Option or Stock Appreciation Right constituting a deferral of compensation or having an additional deferral feature within the meaning of Prop. Treas. Regs. § 1.409A-1(b)(5)(v)(A). Subject to the last sentence of this subsection 3.4(b), a “Modification” shall mean any change in the terms of the Stock Option or Stock Appreciation Right (or change in the terms of the Plan or applicable agreement) that may provide the holder of the Stock Option or Stock Appreciation Right with a direct or indirect reduction in the Option Price, or an additional deferral feature, or an extension or renewal of the Stock Option or Stock Appreciation Right, regardless of whether the holder in fact benefits from the change in terms. An extension of a Stock Option or Stock Appreciation Right refers to the granting to the holder of an additional period of time within which to exercise the Stock Option or Stock Appreciation Right beyond the time originally prescribed. A renewal of a Stock Option or Stock Appreciation Right is the granting by the Company of the same rights or privileges contained in the original Stock Option or Stock Appreciation Right on the same terms and conditions. Notwithstanding the above, it is not a Modification to change the terms of a Stock Option or Stock Appreciation Right in any of the ways or for any of the purposes specifically described in Prop. Treas. Regs. § 1.409A-1(b)(v) as not resulting in a modification, extension or renewal of a stock right, or the granting of a new stock right, for purposes of that section.

3.5    Stock Awards.    The Committee may, in its sole discretion, award Stock Awards under the Plan. A Stock Award under the Plan is a grant of shares of Stock to a Participant, the earning, vesting or distribution of which is subject to one or more conditions established by the Committee. Such conditions may relate to events (such as performance or continued employment) occurring before or after the date the Stock Award is granted, or the date the Stock is earned by, vested in or delivered to the Participant. If the vesting of Stock Awards is subject to conditions occurring after the date of grant, the period beginning on the date of grant of a Stock Award and ending on the vesting or forfeiture of such Stock (as applicable) is referred to as the “Restricted Period.” Stock Awards may provide for delivery of the shares of Stock at the time of grant or at the end of (or at pre-established increments during) a Restricted Period. A Stock Award may, but need not, be made in conjunction with a cash-based incentive compensation program maintained by the Company and may, but need not, be in lieu of cash otherwise awardable under such program.

3.6    Terms and Conditions of Stock Awards.    Stock Awards granted to Participants under the Plan shall be subject to the following terms and conditions:

(a)	Beginning on the date of grant (or, if later, the date of distribution) of shares of Stock comprising a Stock Award, and including any applicable Restricted Period, the Participant as owner of such shares shall have the right to vote such shares.

(b)	Payment of dividends with respect to Stock Awards shall be subject to the following:

(i)	On and after the date that a Participant has a fully earned and vested right to the shares comprising a Stock Award, and the shares have been distributed to the Participant, the Participant shall have all rights of a stockholder with respect to such shares, including the right to receive any dividends or other distributions thereon.

(ii)	Prior to the date that a Participant has a fully earned and vested right to the shares comprising a Stock Award, an amount equal to any dividend payable with respect to a share of Stock multiplied by the number of shares comprising the Stock Award (a “Dividend Equivalent”) shall be credited to the Participant and shall vest and be paid in accordance with the same terms as apply to the shares comprising the Stock Award to which such Dividend Equivalent relates. A Dividend Equivalent may be paid in cash or stock, as determined by the Committee.

(c)	To the extent that the Committee determines that it is necessary or desirable to conform any Stock Awards under the Plan with the requirements applicable to “Performance-Based Compensation,” as that term is used in Code section 162(m)(4)(C), it may, at or prior to the time a Stock Award is granted, take such steps and impose such restrictions with respect to such Stock Award as it determines to be necessary to satisfy such requirements including, without limitation:

(i)	The establishment of performance goals that must be satisfied prior to the payment or distribution of benefits under such Stock Awards. Such performance goals may be based on any Performance Criteria as defined in subsection 1.6. Each objective performance goal must be based upon or measured by performance criteria which would permit a third party having knowledge of the relevant facts to determine whether the objective performance goal was satisfied and to calculate the amount of the Stock Awards to be granted. The Committee shall have no discretion to adjust the goals for a Stock Award once they have been set. The Committee must certify in writing that the goals have been met before any grants of Stock Awards may vest.

(ii)	Providing that no payment or distribution be made under such Stock Awards unless the Committee certifies that the goals and the applicable terms of the Plan and agreement reflecting the Awards have been satisfied.

(d)	Subject to subsection 1.5 for Stock Awards that are intended to be “Performance-Based Compensation” (as that term is used for purposes of Code section 162(m)), no more than 250,000 shares of Stock may be granted as Stock Awards to any one individual during any one calendar year period (sometimes referred to hereinafter as a “Plan Year”).

3.7    Performance Grants.    The Committee may, in its sole discretion, award Performance Grants under the Plan. A Performance Grant is a right to receive cash or shares of Stock (or a combination thereof) based on the attainment of one or more performance goals (“Performance Goals”) established by the Committee measured over a given Performance Period. Each Performance Grant shall contain the Performance Goals for the award, including the Performance Criteria, the threshold, target and maximum amounts payable, the length of the applicable performance period, whether the Performance Grant will be settled in cash or shares of Stock (or any combination thereof), and any other terms and conditions as are applicable to the Performance Grant. The terms of a Performance Grant may be set in an annual bonus plan or other similar document. Each Performance Grant shall be granted and administered to comply with the requirements of Code section 162(m). In the event of any conflict between a Performance Grant and the Plan, the terms of the Plan shall govern.

3.8    Terms and Conditions of Performance Grants.    Performance Grants awarded to Participants shall be subject to the following terms and conditions:

(a)	Performance Goals: The Committee shall establish the Performance Goals for Performance Grants. The Committee shall determine the extent to which any Performance Criteria shall be used and weighted in determining Performance Grants. The Committee may vary the Performance Criteria, Performance Goals and weightings from Participant to Participant, Performance Grant to Performance Grant, and Plan Year to Plan Year. The Committee may increase, but not decrease, any Performance Goal during a Plan Year.

(b)

Achievement of Performance Goals:    The Committee shall establish for each Performance Grant the amount of cash or shares of Stock payable at specified levels of performance, based on the Performance Goal for each Performance Criteria. Any Performance Grant shall be made not later than 90 days after the start of the period for which the Performance Grant relates and shall be made prior to the completion of 25% of the period. All determinations regarding the achievement of any Performance

Goals will be made by the Committee. The Committee may not increase during a Plan Year the amount of cash or shares of Stock that would otherwise be payable upon achievement of the Performance Goal or Goals but may reduce or eliminate the payments as provided in a Performance Grant.

(c)	Payment of Performance Grants: The actual payments to a Participant under a Performance Grant will be calculated by applying the achievement of Performance Criteria to the Performance Goal as established in the Performance Grant. All calculations of actual payments shall be made by the Committee and the Committee shall certify in writing the extent, if any, to which the Performance Goals have been met. Performance Grants will be paid in cash, shares of Stock or both, at the time or times as are provided in the Performance Grant, which, unless otherwise provided in the terms of the Performance Grant, shall be no later than the fifteenth day of the third month following the end of the tax year in which the performance period ends. A Performance Grant payable in cash may allow a Participant to elect to receive a payment in shares of Stock that has a greater Fair Market Value than the cash award, and the Performance Grant may impose restrictions on the shares of Stock issued under the election.

(d)	Limitations. Nothing contained in the Plan will be deemed in any way to limit or restrict the Company or the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect. A Participant who receives a Performance Grant payable in shares of Stock shall have no rights as a stockholder until the shares of Stock are issued pursuant to the terms of the Performance Grant. The shares of Stock may be issued without cash consideration. A Participant’s interest in a Performance Grant may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered.

(e)	Deferral. The Company or the Committee may establish a separate plan or program under which a Participant may elect to defer the receipt of payment of a Performance Grant when otherwise payable. Any plan or program for deferral shall comply with the requirements of Code section 409A.

(f)	Code Section 162(m) Limitations. The aggregate maximum cash amount payable under the Plan to any Participant in any Plan Year in settlement of Performance Grants shall not exceed $2 million. Subjection to subsection 1.5, the aggregate maximum number of shares of Stock that may be issued under the Plan to any Participant in any Plan Year in settlement of Performance Grants shall not exceed 250,000.

3.9    Limitations on Awards.    Subject to subsection 1.5, the aggregate maximum number of shares of Stock that may be issued under the Plan as Stock Awards and/or Performance Grants shall be 350,000.

3.10    Limitations on Exercise.    Unless otherwise provided by the Committee in the Award, no Stock Option or Stock Appreciation Right awarded under this Section 3 may be exercised by any person prior to the date, if any, on which the Participant to whom the Award was granted completes two continuous years of employment with the Company after the grant thereof.

3.11    Expiration of Awards to Employee.    All rights with respect to an Award made under this Section 3 shall automatically terminate as of the Award’s “Expiration Date.” Unless otherwise provided by the Committee in the Award, the “Expiration Date” with respect to an Award or any portion thereof, granted to a Participant under this Section 3 shall be the earliest of:

(a)	the date which is 8 years after the date on which the Award is granted;

(b)	the date established by the Committee at the time of the Award;

(c)

in the case of an Incentive Stock Option, the date which is three months after the date the Participant’s employment is terminated by reason of his normal retirement (or early retirement with the Company’s approval) under the provisions of any qualified retirement plan maintained by the Company or by reason of death, or the date which is twelve months after the date the Participant’s employment is terminated by reason of his becoming Disabled (within the meaning of Code section 22(e)(3)), or the date on which the Participant’s employment with the Company is terminated for any other reason; or

(d)	in the case of a Non-Qualified Stock Option, a Stock Appreciation Right, Stock Award or Performance Grant, the date on which the Participant’s employment with the Company is terminated for any reason other than by reason of his becoming Disabled (within the meaning of Code section 22(e)(3)), his death or his normal retirement (or early retirement with the Company’s approval) under the provisions of any qualified retirement plan maintained by the Company.

SECTION 4

Awards to Non-Employee Directors

4.1    Non-Employee Director Awards.    As of the date of the annual meeting of the Company’s stockholders in each of calendar years 2006, 2008, 2010 and 2012, each Non-Employee Director serving as a Director of the Company on such date shall automatically be awarded a Stock Option to purchase the number of shares of Stock determined by dividing the annual retainer fee payable to the Non-Employee Director for such calendar year by the Fair Market Value of a share of Stock as of such date. In addition, the Committee shall also be able to make additional grants of Stock Options or Stock Awards to Non-Employee Directors at the times and in the amounts and subject to such other terms and conditions to be determined by the Committee in its sole discretion. Stock Options granted under this Section 4 shall not constitute Incentive Stock Options.

4.2    Option Price.    The purchase price of each share of Stock under a Stock Option granted under this Section 4 shall be equal to and shall never become less than the Fair Market Value of a share of Stock on the date on which the Stock Option is granted or, if greater, par value. The purchase price shall be paid, upon exercise, in cash (including check, bank draft or money order), in shares of Stock (valued at Fair Market Value as of the date of exercise), or in any combination of cash and Stock.

4.3    Service Required for Exercise.    Each Stock Option granted to a Participant under this Section 4 shall become exercisable upon the Participant’s completion of two continuous years of service as a Non-Employee Director after the date of the grant thereof.

4.4    Expiration of Non-Employee Director Awards.    All rights with respect to an Award under this Section 4 shall automatically terminate on the earliest of:

(a)	the date which is 8 years after the date of the grant; or

(b)	the date on which the Participant’s service to the Company as a Non-Employee Director terminates for any reason, except if the termination results by reason of the Non-Employee Director’s Retirement (as defined below), death or his becoming Disabled.

For purposes of this subsection 4.4, the term “Retirement” means (i) mandatory retirement pursuant to Board of Director policy; or (ii) termination of service with the Company at a time when the Participant would have been eligible for normal retirement or early retirement under the terms of the Stepan Company Retirement Plan for Salaried Employees, as then in effect, as if the Non-Employee Director were an employee of the Company.

SECTION 5

Miscellaneous

5.1    Compliance With Applicable Laws and Withholding of Taxes.    Notwithstanding any other provision of the Plan, the Company shall have no liability to issue any shares of Stock under the Plan unless such issuance would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity. Prior to the issuance of any shares of Stock under the Plan, the Company may require a written statement that the recipient is acquiring the shares solely for investment and not for the purpose or with the intention of distributing the shares. All Awards and payments under the Plan are subject to withholding of all applicable taxes, which withholding obligation shall be satisfied by the payment of cash or check payable to the Company, or through the surrender of shares of Stock which the Participant already owns or the withholding of shares of Stock to which a Participant is otherwise entitled under the Plan; provided, however, that, in the case of Awards under Section 3, satisfaction of withholding obligations by the surrender or withholding of shares of Stock shall be subject to the consent of the Committee. In the case of a Participant who is subject to sections 16(a) and 16(b) of the Securities Exchange Act of 1934, the Committee may, at any time, add such conditions and limitations to any Stock Appreciation Right awarded such Participant, or to any election by the Participant to satisfy tax withholding obligations with respect to Awards under Section 3 through the withholding or surrender of shares of Stock as the Committee, in its sole discretion, deems necessary or desirable to comply with section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom. To the extent not inconsistent with the foregoing provisions of this subsection 5.1, the Plan and each agreement entered into pursuant hereto shall be construed and administered in accordance with the laws of the State of Illinois.

5.2    Fair Market Value.    Subject to the provisions of subsection 1.5, for all purposes of the Plan, the term “Fair Market Value” as applied to a share of Stock means, as of any date, the average of the opening price and the closing price of a share of Stock on such day as reported on the New York Stock Exchange-Composite Transactions, or if Stock is not traded on that day, on the next preceding day on which Stock was traded.

5.3    Agreement With the Company.    At the time any Award is made under the Plan, the Participant shall be required to enter into a written or electronic agreement with the Company in a form specified by the Committee containing such terms and conditions, consistent with the Plan, as the Committee may, in its sole discretion, prescribe.

5.4    Procedure for Exercise.    Stock Options and Stock Appreciation Rights awarded under the Plan shall be exercised in whole or in part by filing a written notice with the Secretary of the Company at its corporate headquarters or with such other administrator. In the case of the exercise of a Stock Option, such notice shall specify the number of shares of Stock which the Participant elects to purchase and shall be accompanied by payment of the purchase price for such shares. In the case of the exercise of a Stock Appreciation Right, such notice shall designate the number of shares with respect to which the Participant elects to exercise such right.

5.5    Nontransferability.    Except as otherwise provided by the Committee, no Award under the Plan, and no interest therein, shall be transferable except by the Participant by will or by the laws of descent and distribution, or, to the extent not inconsistent with the applicable provisions of the Code, pursuant to a qualified domestic relations order (as that term is defined in the Code). All Awards shall be exercisable during a Participant’s lifetime only by the Participant. After a Participant’s death, Awards shall be exercisable, to the extent exercisable by the Participant on the date of his death, by the executor or administrator of the Participant’s estate or by the person or persons who shall have acquired the Award from the Participant by bequest or inheritance, subject to the terms of the Plan and the agreement between the Company and the Participant evidencing such Award.

5.6    Employment and Stockholder Status.    The Plan does not constitute a contract of employment or continued service and participation in the Plan will not give any employee or Participant the right to be retained in the employ of the Company or the right to continue as a director of the Company, or any right or claim to any benefit under the Plan unless such right or claim has specifically accrued under the terms of the Company prior to the issuance of Stock pursuant to the exercise thereof. If the redistribution of shares of Stock is restricted pursuant to subsection 5.1, certificates representing such shares may bear a legend referring to such restrictions.

5.7    Term of the Plan.    The Plan was adopted by the Board of Directors on March 3, 2006, subject to the approval of the stockholders of the Company as set forth in subsection 1.2. Any Awards granted under this Plan prior to receipt of such approval shall be subject to such approval being obtained and shall automatically terminate and be of no further force or effect if such approval is not obtained. No Awards shall be granted under the Plan after December 31, 2014 or, if earlier, the date on which the Plan is terminated pursuant to subsection 5.8.

5.8    Amendment and Termination of the Plan.    Subject to the following provisions of this subsection 5.8, the Board of Directors of the Company may at any time and in any manner amend, suspend or terminate the Plan; provided, however, that no such amendment, suspension or termination shall:

(a)	be made without stockholder approval to the extent such approval is required by law, agreement or the rules of any exchange or automated quotation system upon which the Stock is listed or quoted; or

(b)	alter or impair the rights of Participants with respect to Awards previously granted under the Plan without the consent of the holder thereof.

5.9    References to Proposed Regulations.    References to proposed Treasury regulations in subsection 3.4(b) and in any Stock Option or Stock Appreciation Right agreement entered into hereunder shall be construed to incorporate any changes or modifications to such regulations when issued in final form.

Appendix C

First Amendment to the Stepan Company

Directors Deferred Compensation Plan

Restated as November 3, 1992

THIS FIRST AMENDMENT to the STEPAN COMPANY DIRECTORS DEFERRED COMPENSATION PLAN RESTATED AS NOVEMBER 3, 1992, (the “Plan”), is hereby adopted by the Board of Directors (the “Board”) of STEPAN COMPANY (the “Company”), effective as of February 14, 2006, subject to stockholder approval.

WHEREAS, pursuant to Section 3 of the Plan, the Board shall have full authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations pertaining to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan; and

WHEREAS, the Board desires to amend the Plan to allow the Board to amend the Subaccounts available under the Plan; and

WHEREAS, the Board desires to amend the Plan to delete the restriction that a participating director shall not at any time have more than two Subaccounts under the Plan; and

WHEREAS, the Board desires to amend the Plan to increase the number of times the participating director is allowed to make investment changes to his respective Subaccounts; and

WHEREAS, the Board desires to add a section to the Plan to allow for the non-elective grant to non-employee directors of an annual stock award of $15,000.

NOW, THEREFORE, the Plan is hereby amended as follows, as of the date set forth above, subject to stockholder approval.

1.	Section 6 of the Plan (Deferral) is hereby amended in its entirety to read as follows:

“Upon signing a Directors Deferred Compensation Agreement and at the participating director’s election made prior to the beginning of the year for which the compensation of the participating director is earned, such compensation shall be deferred. The participating director’s compensation shall be credited quarterly to a Deferred Compensation Account maintained in his name. The participating director may elect, in accordance with the following provisions of the Plan, to have his Deferred Compensation Account credited to one or more of the following Subaccounts maintained in his name:

A.	Directors Common Stock Subaccount which shall be adjusted as it is invested in Stepan Company Common Stock,

B.	Directors Deferred Interest Account which shall be adjusted based upon the interest rate payable on 10 year treasury bonds (such rate to be reset for each calendar year based upon the rate in effect on the first day of the year),

C.	Directors Deferred Money Market Account which shall be adjusted as it is invested in the Kemper Government Money Market Fund,

D.	Directors Deferred Intermediate Bond Equivalent Fund which shall be adjusted as it is invested in the Fidelity Intermediate Bond Fund,

E.	Directors Deferred Fidelity Puritan Fund which shall be adjusted as it is invested in the Fidelity Puritan Fund,

F.	Directors Deferred Fidelity Contrafund which shall be adjusted as it is invested in the Fidelity Contrafund, or

C-1

G.	Directors Deferred Fidelity Magellan Fund which shall be adjusted as it is invested in the Fidelity Magellan Fund.

The Subaccounts available in which a participating director may choose to defer shall be at the Board’s discretion and may be amended from time to time, provided however, that the Plan shall consist of at least four (4) Subaccounts, one (1) of which shall be Stepan Company Common Stock. A participating director shall elect the Subaccount or Subaccounts to which his deferred compensation shall be credited at such time as he enters into a Directors Deferred Compensation Agreement, and may change such election as provided for in Section 7 herein. Each Subaccount shall be adjusted daily to reflect the changes in value which result from gains, losses, income and expenses.”

2.	Section 7 of the Plan (Investment Changes) is hereby amended in its entirety to read as follows:

“At any time, by giving written notice to the Company Secretary, a participating director may transfer amounts between Subaccounts. No amount which is initially transferred to the Directors Common Stock Subaccount may be transferred back to the Directors Common Stock Subaccount.”

3.	The Plan is hereby amended by adding a new Section 9, immediately after Section 8, to read as follows:

“9.	Stock Award:

A.	Notwithstanding any provision in the Plan, commencing at the Company’s February 2006 Compensation and Development Committee meeting and at every February Compensation and Development Committee meeting thereafter, each non-employee director shall be credited a Stock Award to his Directors Common Stock Subaccount in the amount of $15,000 (“Stock Award”).

B.	The number of shares credited for the Stock Award shall be determined by dividing $15,000 by the average of the opening and closing price of Stepan Company Common Stock on the day of the grant of the Stock Award.

C.	No transfer of any Stock Award to any other Subaccount shall be allowed at any time.

D.	Notwithstanding Section 8 of the Plan, the Stock Award shall be payable to the non-employee director upon termination of service on the Board, in a single lump sum payment, and shall be made only in shares of Stepan Company Common Stock.”

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Proxy - Stepan Company

Annual Meeting of Stockholders to be held April 25, 2006

This proxy is solicited on behalf of the Company’s Board of Directors

I, the undersigned, hereby appoint James E. Hurlbutt and Kathleen M. Owens, or either of them (the “Proxies”), with full power of substitution, to represent and vote all shares that the undersigned is entitled to vote at the annual meeting of stockholders of STEPAN COMPANY on April 25, 2006, or at any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the proposals set forth below:

-	Election of Directors, Nominee: Robert D. Cadieux.
-	Approval of the adoption of the Stepan Company 2006 Incentive Compensation Plan.
-	Approval of the adoption of the First Amendment to the Stepan Company Directors Deferred Compensation Plan.
-	Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for 2006.

In their discretion the Proxies are authorized to vote on such other business as may properly come before the meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY,

USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)

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DESIGNATION (IF ANY)	000000000.000 ext
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☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Proposals

The Board of Directors recommends a vote FOR the following proposals:

1.	Election of Director
		For	Withhold

	01 - Robert D. Cadieux	☐	☐

		For	Against	Abstain

2.	Approve the adoption of the Stepan Company 2006 Incentive Compensation Plan.	☐	☐	☐

		For	Against	Abstain

3.	Approve the adoption of the First Amendment to the Stepan Company Directors Deferred Compensation Plan.	☐	☐	☐

		For	Against	Abstain

4.	Ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for 2006.	☐	☐	☐

B    Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please date and sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)
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